UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Deluxe Corporation
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PROXY STATEMENT
and notice of annual meeting of shareholders
Wednesday, April 29, 2020 at 3:00 p.m. Central Daylight Saving Time

Important notice regarding the availability of proxy materials for the Deluxe Corporation annual meeting of shareholders to be held on
Wednesday, April 29, 2020.

The proxy statement, proxy card and 2019 annual report of Deluxe Corporation are available for review at:
www.proxyvote.com

Your vote is important

Please vote as soon as possible

You can help Deluxe Corporation reduce
expenses by voting your shares by telephone or Internet; your proxy card or voting instruction card contains the instructions. Or complete, sign and date your proxy card or voting instruction card and return it as soon as possible in the enclosed postage paid envelope.

Deluxe Corporation
3680 Victoria Street North
Shoreview, MN 55126
P.O. Box 64235
St. Paul, MN 55164
www.deluxe.com

ANNUAL MEETING INFORMATION
This year, we invite you to attend the 2020 Annual Meeting of Shareholders virtually instead of in person at Deluxe headquarters. You will be able to attend the meeting, vote your shares electronically, and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/DLX2020 and following the instructions in your proxy materials.
Date: Wednesday, April 29, 2020
Virtual Forum: www.virtualshareholdermeeting.com/DLX2020
Time: 3:00 p.m. CDT
Record Date: March 2, 2020

AGENDA
1. Election of nine directors to hold office until the 2021 annual meeting of shareholders.
2. Advisory vote (non-binding) on compensation of Named Executive Officers.
3. Approval of the Deluxe Corporation 2020 Long-Term Incentive Plan.
4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
5. Take action on any other business that may properly come before the meeting and any adjournment thereof.
Shareholders of record at the close of business on March 2, 2020, are entitled to vote at the meeting and at any adjournment thereof. In this Proxy Statement, we may also refer to Deluxe Corporation as "Deluxe," "we," "our," or "us." We are furnishing proxy materials to our shareholders over the Internet in an effort to expedite the delivery of proxy materials, reduce paper waste and save expense.
We are mailing the Notice of Internet Availability of Proxy Materials (Internet Notice) to shareholders of record beginning on or about March 20, 2020. The Internet Notice contains instructions on how to access our Proxy Statement and Annual Report, and how to vote online. In addition, the Internet Notice contains instructions on how to (i) request a paper copy of the Proxy Statement and Annual Report if you received only an Internet Notice this year, or (ii) elect to receive your Proxy Statement and Annual Report only over the Internet, if you received them by mail this year.
It is important that your shares be represented at the annual meeting. Regardless of whether you plan to attend the virtual annual meeting, please vote as soon as possible to ensure the presence of a quorum and save Deluxe further solicitation expense. You may vote your shares by telephone or the Internet, or if you received a paper proxy card, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the methods of voting are contained in the Internet Notice and in the Proxy Statement. Voting by telephone, the Internet or mail will not limit your right to vote at or to attend the virtual annual meeting.
A replay of the virtual annual meeting will be available at www.deluxe.com through May 29, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey L. Cotter
Chief Administrative Officer, Senior Vice President and General Counsel
March 20, 2020

PROXY STATEMENT
____________________
DELUXE CORPORATION
3680 Victoria Street North
Shoreview, Minnesota 55126

Our Board of Directors solicits your proxy for the 2020 Annual Shareholders' Meeting (and any postponement or adjournment of the meeting) for the purpose of taking action on the following matters:

1.	elect the nine directors listed in this Proxy Statement to serve until the 2021 annual meeting of shareholders;

2.	hold an advisory vote (non-binding) on compensation of our Named Executive Officers;

3.	approve the Deluxe Corporation 2020 Long-Term Incentive Plan;

4.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

5.	transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
We mailed this Proxy Statement to shareholders beginning on March 20, 2020.

2020 PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting.
What is the purpose of the annual meeting?
At our annual meeting, the Board of Directors asks shareholders to vote on the matters disclosed above and in the Notice of Annual Meeting of Shareholders that preceded this Proxy Statement, which are described in more detail below. We will also consider any other business that may be properly presented at the meeting (although we are not expecting any other matters to be presented).
How can I attend the meeting?
You can attend the meeting online by logging on to our virtual forum at www.virtualshareholdermeeting.com/DLX2020 and following the instructions provided on your proxy card, voter instruction card or Internet Notice.
To participate in the annual meeting, you will need the 16-digit control number included on your proxy card, voter instruction card or Internet Notice. If you do not have this control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.
Why is Deluxe holding a virtual annual meeting?
We decided to hold a virtual meeting this year because of the public health and business risks associated with gathering our management, directors and shareholders for an in-person meeting during the coronavirus pandemic and its aftermath. We made this determination based on our current understanding of the situation, which will continue to evolve. In addition to protecting the health of our management, directors and shareholders for this year, hosting a virtual meeting generally provides ease of access, real-time communication and cost savings for our shareholders and the company and facilitates shareholder attendance and participation from any location.

How will the meeting be conducted?
The meeting will be conducted online, in a fashion similar to an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting by visiting our virtual forum at www.virtualshareholdermeeting.com/DLX2020 and following the instructions on your proxy or notice card. The meeting will begin promptly at 3:00 p.m. CDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 2:30 p.m. CDT, and you should allow ample time for the check-in procedures.
How can I ask questions during the meeting?
You may submit questions in real time during the meeting through the virtual forum. We are committed to acknowledging each appropriate question we receive in the order that it was received, with a limit of one question per shareholder until we have allowed each shareholder to ask a question. We will allot approximately 15 minutes for questions during the meeting. Submitted questions should follow our Rules of Conduct in order to be addressed during the meeting. Our Rules of Conduct will be posted on the forum.
What can I do if I need technical assistance during the meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual forum log-in page.
If I can’t attend the meeting, how do I vote or listen to it later?
You do not need to attend the virtual meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the meeting, including the questions answered during the meeting, will be available on www.deluxe.com through May 29, 2020.
Who is entitled to vote at the meeting?
The board has set March 2, 2020, as the record date for the meeting. If you were a shareholder of record at the close of business on March 2, 2020, you are entitled to vote at the meeting. You have one vote for each share of common stock you held on the record date. Cumulative voting for the election of directors is not permitted. As of the record date, 42,188,275 shares of our common stock were outstanding. We do not have any other class of capital stock outstanding.
How many shares must be present to hold the meeting?
A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the vote of at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A shareholder is counted present at the meeting if the shareholder (1) is present and votes at the virtual meeting, or (2) has properly submitted a proxy or voted by telephone or the Internet. If you vote "WITHHOLD" or "ABSTAIN," your shares will still be counted as present at the meeting for the purposes of determining a quorum.
What is the difference between a shareholder of record and a "street name" holder?
If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, you are still considered the beneficial owner of the shares, but your shares are deemed to be held in "street name."

Who pays the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. We are soliciting proxies primarily by use of the Internet. In addition, proxies may be solicited by mail, telephone or personally by our directors, officers or employees. These individuals receive no additional compensation for these services.
How many votes are required to approve each item, and how does the Board recommend that I vote?

Proposals	Votes Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed [1]	Effect of Withhold Vote / Abstention	Effect of Broker Non-Vote [1]
Item 1. Election of the nine directors listed in this Proxy Statement	Plurality of the votes cast [2]	For or withhold	"FOR" each director nominee	No	Directors who receive more "WITHHOLD" votes than "FOR" votes must tender their resignation	None
Item 2. Advisory vote (non-binding) to approve compensation of our Named Executive Officers	Majority of votes present and entitled to vote on this item [3]	For, against or abstain	"FOR"	No	Same as an "AGAINST" vote	None
Item 3. Approve the Deluxe Corporation 2020 Long-Term Incentive Plan	Majority of votes present and entitled to vote on this item [3]	For, against or abstain	"FOR"	No	Same as an "AGAINST" vote	None
Item 4. Ratification of the appointment of PricewaterhouseCoopers LLP as Deluxe’s independent registered public accounting firm for the fiscal year ending December 31, 2020	Majority of votes present and entitled to vote on this item [3]	For, against or abstain	"FOR"	Yes	Same as an "AGAINST" vote	Not applicable
(1)If you are a beneficial owner but not the record holder, you generally cannot vote your shares directly and must instead instruct your broker, trustee, bank or nominee how to vote your shares using the voting instruction form provided by that intermediary party. If you do not provide voting instructions, whether your shares can be voted by this party depends on the type of matter being considered. If this party does not have discretion to vote your shares, your shares will not be voted unless you provide instructions. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the meeting are approved.
(2)A plurality means that the nine nominees receiving the most votes will be elected. In an uncontested election of directors, our Corporate Governance Guidelines require that if an incumbent director receives more "WITHHOLD" votes than "FOR" votes in this type of an election, that director nominee must tender his or her resignation to the board following the certification of the shareholder vote. The Corporate Governance Committee must then make recommendations to the board as to whether to accept the letter of resignation, and the board must take action with respect to this recommendation and disclose its decision-making process.
(3)This amount must be a least a majority of the minimum number of shares entitled to vote that would constitute a quorum. "Shares present" includes shares represented by attendance or by proxy at the virtual annual meeting.
How do I vote my shares?
We are mailing the Internet Notice to shareholders of record on or about March 20, 2020. If your shares are held in street name, your broker or other agent is responsible for sending you an Internet Notice. You will not receive a printed copy of these proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Internet Notice. Instead, the Internet Notice will instruct you how to access and review all the important information contained in these proxy materials, and how to vote. If you received an Internet Notice by mail and would like to receive a printed copy of these proxy materials, you should follow the instructions for requesting such materials included in the Internet Notice.

Voting Methods
	Step-by-Step Instructions	Voting Deadline
Internet
Instructions can be found on the Internet Notice. The Internet procedures are designed to (1) verify your identity, (2) provide voting instructions, and (3) confirm those voting instructions have been properly recorded
•    Go to www.proxyvote.com
•    You will need the 16-digit control number on your Internet Notice, proxy card or voter instruction card
• 11:59 p.m. Eastern Time on April 28, 2020 • Internet voting is available 24 hours a day
Telephone
The telephone procedures are designed to (1) verify your identity, (2) provide voting instructions, and (3) confirm those voting instructions have been properly recorded
•    Call 800-690-6903 (toll-free)
•    You will need the 16-digit control number on your Internet Notice, proxy card or voter instruction card

• 11:59 p.m. Eastern Time on April 28, 2020 • Telephone voting is available 24 hours a day
Mail [1]
You own your shares directly:
•    Complete, sign, and date the proxy card
•    Mail it in the pre-addressed envelope that accompanies the proxy card
You own your shares in street name:
•    Request a voting instruction card according to the instructions on the Internet Notice provided to you by your broker or other agent
•    Complete, sign, and date the voting instruction card provided by the broker or other agent
•    Mail the voting instruction card in the pre-addressed envelope provided

•    Directly-Held Shares: Proxy cards must be received before April 29, 2020 (date of the annual meeting) in order for the shares to be timely voted
•    Shares Held in Street Name: Voting instruction cards must be received before the date specified on the voting instruction card in order for the shares to be timely voted

At the virtual meeting	If you attend the virtual meeting, you will be able to vote online at www.virtualshareholdermeeting.com/DLX2020	• April 29, 2020 until the voting polls are announced closed
(1)This option is only available to shareholders who receive a paper proxy card or receive a voting instruction card.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
It means you hold shares registered in more than one account. To ensure that all of your shares are voted, if you vote by telephone or the Internet, vote once for each Internet Notice you receive. If you wish to consolidate your accounts, please contact our stock transfer agent, EQ Shareowner Services at P.O. Box 64854, St. Paul, MN 55164 or by toll-free telephone at 800-468-9716.
You also may receive a "voting instruction" card, which looks very similar to a proxy card. Voting instructions are prepared by brokers, trustees, banks or nominees for shareholders who hold shares in street name.
What if I submit by proxy but do not specify how I want my shares voted?
If you vote your shares directly (as opposed to voting through a broker or other intermediary) and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, the proxy holder will vote them as the board recommends as outlined above.
Can I change my vote?
Yes. If you attend the virtual meeting, whether you are a shareholder of record or hold your shares in street name, you may change your vote online during the meeting (attendance will not, by itself, revoke a proxy).
If you are a shareholder of record, you can change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

•	by sending a written notice of revocation of your proxy to our Corporate Secretary;

•	by submitting another properly signed proxy card at a later date to our Corporate Secretary; or

•	by submitting another proxy by telephone or the Internet at a later date.

If you hold your shares in street name, you must follow the voting instructions provided to you by your broker, trustee, bank or nominee.

ITEM 1: ELECTION OF DIRECTORS
Nominees for Election
There are currently ten individuals serving on the board. Each director's term expires as of the date of the annual meeting of shareholders. Neil J. Metviner has determined not to stand for re-election. Additionally, in accordance with the age limitations in our Corporate Governance Guidelines, Stephen Nachtsheim will not be standing for re-election. To assure a smooth transition in board membership, on February 19, 2020, the board appointed William C. Cobb to serve as a director until the 2020 meeting of shareholders. The board recommends that the nine individuals presented on the following pages, all of whom are current directors, be elected to serve on the board until the 2021 annual meeting of shareholders. With the exception of Mr. McCarthy, who serves as our President and CEO and therefore is not independent, all nominees have been determined by the board to meet the independence standards of the New York Stock Exchange (NYSE) (see the discussion of Director Independence in the "Board Structure and Governance" section of this Proxy Statement).
Each of the individuals listed below has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the board, unless a contrary instruction is indicated in the proxy card.
Pursuant to our Corporate Governance Guidelines, discussed on page 10, the following policy applies to the election of directors:
At any shareholder meeting at which directors are subject to an uncontested election (i.e., an election where the only nominees are those recommended by the board), any nominee for director who receives a greater number of "WITHHOLD" votes from his or her election than "FOR" votes shall submit to the board, within five (5) business days of certification of the shareholder vote by the Inspector of Elections, a written offer to resign from the board.
The Corporate Governance Committee shall promptly consider the resignation offer and recommend to the full board whether to accept it. In considering whether to accept or reject the resignation offer, the Corporate Governance Committee will consider all factors deemed relevant, including, without limitation, (i) the perceived reasons that shareholders withheld votes from the director, (ii) the length of service and qualifications of the director, (iii) the director’s contributions to the Company, (iv) compliance with applicable listing standards, (v) the purpose and provisions of the Corporate Governance Guidelines, and (vi) the best interests of the Company and its shareholders.
To the extent that one or more director resignations are accepted by the board, the Corporate Governance Committee will recommend to the board whether to fill such vacancy or vacancies, or to reduce the size of the board.
Any director who tenders his or her offer to resign from the board pursuant to this provision shall not participate in the Corporate Governance Committee or board deliberations regarding whether to accept the offer of resignation.
The board will act on the Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote by the Inspector of Elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the vote, or rejection of the resignation offer. Thereafter, the board will disclose its decision whether to accept the director’s resignation offer and the reasons for rejecting the offer, if applicable, in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (SEC) within four business days after the board’s determination.

The board recommends that you vote "FOR" the election of each of the following nominees:

Ronald C. Baldwin Vice Chairman (Retired), Huntington Bancshares, Inc. Director since: 2007 Age: 73 Independent: Yes
Background
•    Vice Chairman of Huntington Bancshares, Inc., a regional bank holding company (2001-2006), where he was responsible for overseeing Huntington's regional banking line of business, which provided both commercial and retail financial products and services through nearly 400 regional banking offices
Qualifications
•    35 years in the banking and financial services industry
•    Provides unique insight into challenges faced by financial institutions
•    Adept in offering counsel on matters related to corporate finance and capital structure, all of which serve our needs as we maintain financial discipline while pursuing growth opportunities
•    Experienced in creating and implementing strategic direction for large financial services companies
Committees: Audit; Compensation

William C. Cobb Former President and CEO, H&R Block, Inc. Director since: 2020 Age: 63 Independent: Yes
Background
•    Current director and Independent Chairman of Frontdoor, Inc.
•    Served as President and Chief Executive Officer of H&R Block, Inc. from 2011 to 2017, where he was also a director
•    Held various leadership positions at eBay Inc., including President, eBay North America Marketplaces
•    Served in various senior sales and marketing positions with PepsiCo, Inc.
Qualifications
•    Extensive background in marketing, technology, and digital commerce, which will assist us as we continue to transform our company, particularly in the areas of cloud solutions
•    His history of service on public company boards, as well as his executive leadership roles with H&R Block, eBay and PepsiCo, make him uniquely qualified to advise on an array of matters facing public companies
Committees: Audit; Finance

Cheryl E. Mayberry McKissack CEO of Nia Enterprises LLC Director since: 2000 Independent Chair since: 2019 Age: 64 Independent: Yes
Background
•    Independent Chair of Deluxe since August 2019
•    Chief Executive Officer (2000-present) of Nia Enterprises LLC, a Chicago-based marketing, entrepreneurial business and digital consulting firm, and President, Board Member and co-owner of privately held Black Opal Inc., a cosmetics and skin care firm consisting of two brands, Black Opal and Fashion Fair cosmetics, co-owned under Nia Enterprises. LLC as of June 2019
•    CEO of Ebony Media Operations LLC (May 2016-March 2017), a print and media company
•    COO of Johnson Publishing Company (JPC) and President of its affiliate, JPC Digital (2013-2016)
•    Provided project support to JPC under a consulting relationship between Nia Enterprises and JPC prior to her appointment as COO and President of JPC Digital, including launching the ebony.com website and several other transformational digital and business projects
•    Served as the Worldwide Senior Vice President and General Manager for Open Port Technology and was Vice President for the Americas and a founding member of the Network Systems Division for 3Com (formerly U.S. Robotics)
Qualifications
•    Regarded as an expert on entrepreneurship and the art of selling; author of the book, The Entrepreneurial Sell, published in October 2018
•    Associate Adjunct Professor of Entrepreneurship at the Kellogg School of Business, Northwestern University, where she lectured for 10 years (2005-2015)
•    As a successful entrepreneur and digital technology executive, Ms. Mayberry McKissack brings a unique perspective to the board
•    Given that a key component of our strategy is to focus on the areas of cloud solutions and promotional solutions, her experience in SaaS marketing and new media solutions is a valuable complement to the skills she brings to the board as a small business owner and former executive of several technology and new business ventures
Committees: Compensation; Finance

Barry C. McCarthy President and CEO of Deluxe Corporation Director since: 2018 Age: 56 Independent: No
Background
•    President and CEO of Deluxe Corporation since November 2018
•    Served in various senior executive positions during the previous 14 years, most recently, from 2014 to 2018, as Executive Vice President and Head of Network and Security Solutions, a $1.5 billion publicly reported segment of First Data Corporation, a financial services company since acquired by Fiserv Inc.
Qualifications
•    Sole member of our management represented on the board
•    Leads the development and execution of our strategies by drawing on his strong background in product development, sales, marketing and technology innovation
•    Significant experience leading corporate transformations
•    Accomplished executive and financial technology leader with an extensive track record of developing and building tech-driven solutions
Committees: None

Don J. McGrath Managing Partner of Diamond Bear Partners LLC Director since: 2007 Age: 71 Independent: Yes
Background
•    Managing Partner and co-founder of Diamond Bear Partners LLC, an investment company, since 2009
•    Chairman and CEO (2005-2009) and President and COO (1998-2004) of BancWest Corporation, a $75 billion bank holding company serving nearly three million households and businesses
•    Director of BancWest (1998-2010)
•    Served as Chairman of the Board of Bank of the West (a BancWest subsidiary) and as CEO (1996-2007)
•    Appointed to the President's Council on Financial Literacy in 2008
Qualifications
•    40 years of experience in the banking and financial services industry, particularly in the large bank sector, enables Mr. McGrath to provide us with valuable insight into this important portion of our customer base
•    Led BancWest through an era of significant growth and therefore is well-suited for our board as we continue to execute our transformational growth strategies
Committees: Audit; Corporate Governance (Chair)

Thomas J. Reddin Managing Partner of Red Dog Ventures LLC Director since: 2014 Age: 59 Independent: Yes
Background
•    Principal of Red Dog Ventures LLC, a venture capital and advisory firm for early stage digital companies, which he founded in 2007, and of which he has been the Managing Partner since June 2009
•    Served as the Chief Executive Officer (2008-2009) of Richard Petty Motorsports, a multi-car NASCAR team
•    Chief Marketing Officer (1999-2000); President and Chief Operating Officer (2000-2005); and Chief Executive Officer (2005-2007) of LendingTree.com, an online lending exchange
Qualifications
•    17 years of experience in the consumer goods industry, including 12 years at Kraft General Foods and five years at Coca-Cola USA, where he managed the Coca-Cola® brand as Vice President of Consumer Marketing
•    Brings a wealth of experience in the development and marketing of digital services and brand management, all of which are central components of our growth strategy
•    Mr. Reddin’s extensive leadership experience, including serving on multiple public company boards and audit, compensation, nominating, and governance committees, further qualify him for his role as a member of the board
•    Currently serves on the boards of directors of Asbury Automotive Group, Inc. (NYSE: ABG), where he serves as Chair of the Board, Tanger Factory Outlet Centers, Inc. (NYSE: SKT), and previously served on the boards of Premier Farnell PLC, Valassis Communications, Inc. and R.H. Donnelley Corporation
Committees: Compensation (Chair); Finance

Martyn R. Redgrave Managing Partner and CEO of Agate Creek Partners LLC Director since: 2001 Age: 67 Independent: Yes
Background
•    Managing Partner and CEO of Agate Creek Partners LLC, a professional governance and consulting services company co-founded by Mr. Redgrave in 2014
•    Executive Vice President and Chief Administration Officer (2005-2012), Chief Financial Officer (2006-2007), and Senior Advisor (2012-2014) to L Brands, Inc. (formerly known as Limited Brands, Inc.), one of the world’s leading personal care, beauty, intimate apparel and specialty apparel retailers
Qualifications
•    Served as Independent Chairman of our board (2012-2019)
•    In addition to bringing extensive operations management experience and financial and accounting acumen to the board, Mr. Redgrave's background in overseeing the reporting systems and controls of complex business operations is particularly relevant to the work of our board
•    Throughout his career, Mr. Redgrave has had direct involvement with matters similar to those encountered by our company, such as operations management, financial reporting and controls, enterprise risk management, information technology systems, data management and protection, and access to capital markets
•    His background also includes mergers and acquisitions and financial analysis, continuing areas of importance for us
•    Currently serves on the Board of Directors of Francesca's Holdings Corporation (NASDAQ: FRAN)
•    Served on the Board of Directors of Popeye's Louisiana Kitchen, Inc. (2013-2017) until the company was sold
Committees:  Compensation; Corporate Governance

John L. Stauch President and CEO of Pentair plc Director since: 2016 Age: 55 Independent: Yes
Background
•    Since May 2018, President and Chief Executive Officer of Pentair plc (NYSE: PNR), a leading water treatment company; served as Pentair's Executive Vice President and Chief Financial Officer from 2007-2018
•    Chief Financial Officer of the Automation and Control Systems unit (2005-2007) of Honeywell International, Inc.
•    Served as Chief Financial Officer and Information Technology Director of PerkinElmer Optoelectronics and various executive, investor relations and managerial finance positions within Honeywell International, Inc. and its predecessor AlliedSignal, Inc. (1994-2005)
Qualifications
•    In his role as President and CEO of Pentair plc, and his prior service as CFO of Pentair for 11 years, Mr. Stauch is a financial expert and has extensive direct experience with many aspects of public company strategy and operations
Committees: Audit (Chair); Finance

Victoria A. Treyger Managing Director of Felicis Ventures Director since: 2017 Age: 50 Independent: Yes
Background
•    Managing Director, as of 2018, of Felicis Ventures, a boutique venture fund
•    Served as Chief Revenue Officer (2015-2018) and Chief Marketing Officer (2012-2015) of Kabbage Inc., a financial technology company that provides funding directly to small businesses and powers automated lending for financial institutions around the globe through its technology and data platform
•    Served as Chief Marketing Officer of RingCentral (2010-2012) and Travelocity (2005-2010)
•    Worked at American Express and Amazon in various senior marketing, product, and general management roles (1997-2004)
Qualifications
•    Brings a wealth of experience in building great brands and scaling revenues through innovative sales and marketing
•    Extensive experience with positioning, scaling, and driving growth with small businesses and financial institutions through sales channel strategy, digital and brand marketing, and analytics
•    Currently serves as advisor to several high-growth companies, including Health IQ and Betterment
Committees:  Compensation; Corporate Governance

Director Skills, Experience, Background and Tenure
We operate in highly competitive markets characterized by rapidly evolving technologies and exposure to business cycles. Along with our board, our Corporate Governance Committee is responsible for assessing the appropriate skills, experience, and background that we seek in board members in the context of our business and the existing composition of our board. This assessment includes numerous factors, including, but not limited to, the following:

•	independence;

•	relevant skills and expertise; and

•	diversity of background and experience.
Our board determines whether a nominee's background, experience, personal characteristics, and skills will advance the goal of creating and sustaining a board that can support and oversee our company's complex activities. Our board is committed to actively seeking superior, diverse director candidates for consideration. As set forth in our Corporate Governance Guidelines, the committee and the board periodically review and assess the effectiveness of the practices used in considering potential director candidates. Following this process has ensured that our board is comprised of experienced leaders with a combination of the skills and business expertise necessary to provide appropriate oversight, critical viewpoints and guidance to a transforming business.
If all of the nominees are elected to the board, after the 2020 annual meeting of shareholders, our directors will have served an average of eight years on the board. This mix of tenure on the board is intended to support the view that the board as a whole represents a "portfolio" of new perspectives and deep institutional knowledge.

BOARD STRUCTURE AND GOVERNANCE
Corporate Governance at Deluxe
We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of our company. Below is a summary of our governance practices.

Independent Board	• Eight of our nine director nominees are independent
Board Diversity	• Two of our nine director nominees are female, and one is African-American
Independent Chair of the Board
•    Acts as a liaison between management and the board
•    Provides independent advice and counsel to the President and CEO
•    In concert with the President and CEO, develops and sets the agenda for meetings of the board and annual meetings of shareholders
•    Calls special meetings of the board when appropriate
•    Ensures that the independent directors hold executive sessions

Annual President and CEO Evaluation and Succession Planning
•    The board annually evaluates the President and CEO's performance
•    The board annually conducts a rigorous review and assessment of the succession planning process for the President and CEO and other executive officers

Annual Director Election and Outside Board Service	• Each director is elected on an annual basis • Currently, no director serves on more than two other public company boards, and our CEO does not serve on any other public company boards
Director Stock Ownership
•    Within five years after initial appointment or election to the board, each independent director is required to own our common stock with a market value of at least five times the director's annual cash retainer

Stock Hedging and Pledging Policies
•    Our insider trading policy bars our directors and executive officers from owning financial instruments or participating in investment strategies that hedge the economic risk of owning our stock
•    We prohibit executive officers and directors from pledging our securities as collateral for loans (including margin loans)

No “Poison Pill”	• We do not have a "poison pill" in place
Enterprise Risk Management
•    We have a rigorous enterprise risk management (ERM) program targeting controls over operational, financial, legal/regulatory compliance, reputational, technology, privacy, data security, strategic and other risks that could adversely affect our business, which also includes crisis management and business continuity planning

Board Effectiveness Reviews	• We conduct annual self-assessments of the board and each of its committees, including independent third-party effectiveness reviews of the board

Board Oversight and Director Independence
Our businesses, property and affairs are managed under the general direction of our board. In providing this oversight, the board adheres to a set of Corporate Governance Guidelines designed to ensure that the board has access to relevant information, and is structured and operates in a manner allowing it to exercise independent business judgment.
A critical component of our corporate governance philosophy is that a majority of our directors meet strict standards of independence, meaning that they have no relationship with our company, directly or indirectly, that could impair their ability to make objective and informed judgments regarding all matters of significance to us and our shareholders. The listing standards of the NYSE require that a majority of our directors be independent, and that our Audit, Compensation, and Corporate Governance Committees be comprised entirely of independent directors. In order to be deemed independent, a director must be determined by the board to have no material relationship with us other than as a director. In accordance with the NYSE listing standards, our board has adopted formal Director Independence Standards setting forth the specific criteria by which the independence of our directors is determined. These standards include restrictions on the nature and extent of any affiliations that directors and their immediate family members may have with us, our independent registered public accounting firm, or any commercial or not-for-profit entity with which we have a relationship, and also require consideration of any other relationship that may impair independence. Consistent with regulations issued by the SEC and NYSE listing standards, our Director Independence Standards also have heightened standards for Audit and Compensation Committee members. The complete text of our Director Independence Standards is posted on our website at www.deluxe.com under "Who We Are – Investor Relations – Corporate Governance – Director Independence Standards."
Following its assessment, the board has determined that every director and nominee, with the exception of Mr. McCarthy, satisfies our Director Independence Standards. The board also has determined that each member of its Audit, Compensation, Corporate Governance, and Finance Committees is independent.
Corporate Governance Guidelines
Our board has adopted a set of Corporate Governance Guidelines to assist it in carrying out its oversight responsibilities. These guidelines address a broad range of topics, including director qualifications, director nomination processes, director retirement policies, board and committee structure and processes, director education, CEO evaluation, management succession planning and conflicts of interest. Investors may find these guidelines on our website at www.deluxe.com under "Who We Are – Investor Relations – Corporate Governance – Corporate Governance Guidelines."
Board Effectiveness and Evaluations
Our board and each of its committees conducts an annual self-evaluation of its performance and processes, all of which are overseen by the board's Corporate Governance Committee. These evaluations are designed to ensure that the board and its committees are functioning effectively and to identify any issues or potential areas for improvement. In addition, from time to time, the board undergoes an effectiveness evaluation conducted by an independent, third-party governance expert.
Code of Business Ethics
All of our directors and employees, including our President and CEO, Chief Financial Officer (CFO) and other executive officers, are required to comply with our Code of Business Ethics (Code of Ethics) to help ensure that our business is conducted in accordance with applicable legal and ethical standards. Our Code of Ethics requires strict adherence to the letter and spirit of all laws and regulations applicable to our business, and addresses professional conduct, including customer relationships, respect for co-workers, conflicts of interest, insider trading, the integrity of our financial recordkeeping and reporting, and the protection of our intellectual property and confidential information. Employees are required to report any violations or suspected violations of the Code of Ethics to management or our legal department, or by using our confidential, third-party ethics and compliance hotline. The full text of our Code of Ethics is posted on our website at www.deluxe.com under "Who We Are – Investor Relations – Corporate Governance – Code of Ethics and Business Conduct." The Code of Ethics is available in print, free of charge, to any shareholder who submits a request to our Corporate Secretary at Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.

Policies and Procedures with Respect to Related Person Transactions
The board has adopted a policy under which the Audit Committee is responsible for reviewing and, as appropriate, approving any proposed related person transactions. Specifically, the policy requires that any transaction: (a) involving our company; (b) in which any of our directors, nominees for director, executive officers, or greater than five percent shareholders, their immediate family members, or the associates of these persons have a direct or indirect material interest; and (c) where the amount involved exceeds $120,000 in any fiscal year, be approved or ratified by the Audit Committee. A related party transaction may only be approved if the transaction is determined to be consistent with the best interests of the company and its shareholders. In determining whether to approve or ratify any such transaction, the committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The committee has the discretion to impose such conditions as it deems necessary and appropriate on the company or the related person in connection with the transaction. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction. There have been no related person transactions since the beginning of 2019 that require disclosure and approval under this policy.
Board Composition and Qualifications
Our Corporate Governance Committee oversees the process for identifying, evaluating and recommending the nomination of candidates for the board. While not maintaining a specific policy on board diversity requirements, we do believe that our directors should have diverse backgrounds and possess a variety of qualifications, experience and knowledge that complement the attributes of other board members and enable them to contribute effectively to the board's oversight role. We also believe that a predominance of board members should have a background in business, including experience in markets served by us or in which we are developing product and service offerings, and recognize the benefit of board members having an understanding of the methods by which other boards address issues common to publicly traded companies. We also believe the board should include both actively employed and retired senior corporate officers, and that the board should include directors with a mix of tenures. The board believes that the diverse mix of skills, qualifications and experience represented by the nominees (as addressed more fully above under "Director Skills, Experience, Background and Tenure"), as well as its ongoing evaluation and continuous improvement processes (discussed above under "Board Effectiveness and Evaluations"), enables the board to perform its responsibilities effectively.
The board has established the following specific guidelines for nominees to the board:

•	A majority of the board must be comprised of independent directors, the current standards for which are discussed above under "Board Oversight and Director Independence."

•	Non-employees should not be nominated for re-election to the board after their 75th birthday.

•
A non-employee director who ceases to hold the employment position held at the time of election to the board, or who has a significant change in position, must offer to resign from the board. The Corporate Governance Committee will then consider whether the change of status is likely to impact the director's qualifications and make a recommendation to the board as to whether the resignation should be accepted.

•
Management directors who terminate employment with our company or experience a reduction in employment level, position, or responsibilities, must offer to resign from the board. The board will then decide whether to accept the director's resignation, provided that no more than one former CEO of the Company should serve on the board at any one time.

Director Selection Process
All board members are elected annually by our shareholders, subject to the board's right to fill vacancies in existing or new director positions on an interim basis. Based on advice from the Corporate Governance Committee, each year the board recommends a slate of nominees to be presented for election at the annual meeting of shareholders. Mr. Cobb was recommended to the board by a third-party search firm in response to specifications identified by a search committee of the board.
The Corporate Governance Committee considers candidates recommended by members of the board or recommended by our shareholders, and the committee reviews such candidates in accordance with our bylaws and applicable legal and regulatory requirements. Candidates recommended by our shareholders are evaluated using the same criteria and same procedures as candidates recommended by board members. In order for such shareholder recommendations to be considered, shareholders must provide the Corporate Governance Committee with sufficient written documentation to permit a determination by the board as to whether a candidate meets the required and desired director selection criteria and our Corporate Governance Guidelines applicable to directors, as outlined above. Such documentation and the name of the recommended director candidate must be sent by mail to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of the Corporate Governance Committee for consideration.
Our bylaws require any shareholder wishing to formally nominate a candidate at the annual meeting of shareholders to give written notice of the nomination to our President and CEO or Corporate Secretary no later than 90 days prior to the first anniversary of the previous year's annual meeting. The shareholder must attend the meeting with the candidate and propose the candidate's nomination for election to the board at the meeting. In addition to certain information about the shareholder, as described in our bylaws, the shareholder's notice must set forth as to each nominee: 1) the name, age, business address and residence address of the person; 2) the principal occupation or employment of the person; 3) the number of shares of our stock owned by the person; 4) the written and acknowledged statement of the person that such person is willing to serve as a director; and 5) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the Exchange Act) if the election of the candidate had been solicited by or on behalf of the board. No shareholders submitted director nominations in connection with this year's meeting. Any shareholders desiring to present a candidate at the 2021 annual meeting of shareholders must furnish the required notice no later than January 29, 2021.
When a vacancy or a new position on the board needs to be filled, the President and CEO, in consultation with the Chair of the Corporate Governance Committee, drafts a profile of the candidate believed to provide the most meaningful contribution to the board as a whole. The profile is submitted to the committee, or its nominee, for approval. In order to properly staff its various committees and support its succession planning initiatives, the board currently believes that a board consisting of nine to eleven directors is the optimal size. We have engaged third-party search firms to assist us in identifying suitable candidates for open director positions. The firms selected, as well as the specific terms of the engagement, are based on specifically established search criteria. Members of the board also are given the opportunity to submit names of potential candidates based on the profile developed. Each candidate is subject to an initial screening process after which the selected candidates are interviewed. The Independent Chair of the Board, the President and CEO and at least a majority of the committee interviews each selected candidate and, concurrently with the interviews, the candidate must confirm his or her availability for regularly scheduled board and committee meetings. The committee also will assess each candidate's potential conflicts of interest and the ways in which the candidate's qualifications, experience and knowledge complement those of existing members of the board. The committee reviews the interviewers' reports and recommendations and makes the final determination as to which candidates are recommended for election to the board. Depending on when suitable candidates are identified, the board may decide to appoint a new director to serve on the board until the next annual meeting of shareholders.
Meetings of the Board of Directors
There were six meetings of the board in 2019. Each director attended, in person or by telephone, at least 75 percent of the aggregate of all meetings of the Board and its committees on which such director served during the year. It is our policy that directors attend our annual shareholder meetings. All of our directors attended our annual shareholder meeting in person in 2019.
Board Responsibilities
The board oversees, counsels, and directs management in the long-term interests of our company and our shareholders. The board's responsibilities include:

•	overseeing the conduct of our business and the assessment of enterprise risks to evaluate whether the business is being properly managed;

•	reviewing and approving our major financial objectives, strategic and operating plans, and other significant actions;

•	planning for President and CEO succession and monitoring succession planning for other executive officers; and

•	overseeing our processes for maintaining the integrity of our financial statements and other public disclosures, as well as our compliance with law and our Code of Ethics.

The board and its committees meet throughout the year on a set schedule, hold special meetings, and act by written consent from time to time, as appropriate. At each board meeting, time is reserved for the independent directors to meet without management present. Officers and members of management regularly attend board meetings to present information on our business and strategy.
Committee Membership and Responsibilities
The board assigns responsibilities and delegates authority to its committees, and these committees regularly report on their activities and actions to the board. The board has four standing committees: Audit, Compensation, Corporate Governance, and Finance. Each committee can engage outside experts, advisors, and counsel to assist the committee in its work. Each committee has a written charter approved by the board. We post each charter on our website at www.deluxe.com under "Who We Are – Investor Relations – Corporate Governance – Board of Directors Committee Charters." A copy of each charter is available upon request by contacting our Corporate Secretary, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126. The following table identifies the current committee members as of the date of this Proxy Statement.

Committee Memberships
Name	Audit	Compensation	Corporate Governance	Finance
Ronald C. Baldwin	✓	✓
William C. Cobb [1]	✓			✓
Cheryl E. Mayberry McKissack		✓		✓
Barry C. McCarthy
Don J. McGrath	✓		C
Neil J. Metviner			✓	C
Stephen P. Nachtsheim	✓		✓
Thomas J. Reddin		C		✓
Martyn R. Redgrave		✓	✓
John L. Stauch	C			✓
Victoria A. Treyger		✓	✓
✓ Committee Member      C Committee Chair
(1)Mr. Cobb joined the board on February 19, 2020.
The following tables provide a summary of each committee's responsibilities, the number of meetings held by each committee during the last fiscal year and the names of the directors who served on each committee.

Corporate Governance Committee Number of meetings in 2019: 4 Directors who serve on the committee: Don J. McGrath, Chair Neil J. Metviner Stephen P. Nachtsheim Martyn R. Redgrave Victoria A. Treyger
•    Reviews and recommends the size and composition of the board
•    Establishes criteria and procedures for identifying and evaluating potential board candidates
•    Reviews nominations received from the board or shareholders, and recommends candidates for election to the board
•    Establishes policies and procedures to ensure the ongoing effectiveness of the board, including policies regarding term limits and retirement, review of qualifications of incumbent directors, and conflicts of interest
•    Establishes guidelines for conducting board meetings
•    Oversees the annual assessment of the board's performance
•    In consultation with the Compensation Committee, reviews and recommends to the board the amount and form of all compensation paid to directors
•    Recommends to the board the size, composition and responsibilities of all board committees
•    Reviews and makes recommendations to the board regarding candidates for key executive officer positions and monitors management succession plans
•    Develops and recommends corporate governance guidelines, policies and procedures

Audit Committee Number of meetings in 2019: 7 Directors who serve on the committee: John L. Stauch, Chair Ronald C. Baldwin Don J. McGrath Stephen P. Nachtsheim
•    Appoints the independent registered public accounting firm, subject to ratification by our shareholders, and oversees the work of the independent registered public accounting firm
•    Pre-approves all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, including related fees
•    Reviews and discusses with management and the independent registered public accounting firm our annual audited financial statements and recommends to the board whether the audited financial statements should be included in our Annual Report on Form 10-K
•    Reviews and discusses with management and the independent registered public accounting firm our quarterly financial statements
•    Reviews and discusses with management and the independent registered public accounting firm significant reporting issues and judgments relating to the preparation of our financial statements, including the adequacy of internal controls, significant non-cash goodwill evaluations and efforts related to our re-segmentation
•    Reviews and discusses with the independent registered public accounting firm our critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and other material written communications between the independent registered public accounting firm and management
•    Reviews and discusses with management our earnings press releases, including the use of any pro forma or adjusted information outside of generally accepted accounting principles, as well as financial information and earnings guidance
•    Oversees the work of our internal auditors
•    Reviews the effectiveness of our legal and ethical compliance programs and maintains procedures for receiving, retaining and handling complaints by employees regarding accounting, internal controls and auditing matters
•    Reviews and discusses, with management and the board, our risk assessment and risk management practices
•    Receives, reviews, and oversees management responses to certain regulatory and other compliance audits, including Federal Financial Institutions Examination Council examinations

Compensation Committee Number of meetings in 2019: 6 Directors who serve on the committee: Thomas J. Reddin, Chair Ronald C. Baldwin Cheryl E. Mayberry McKissack Martyn R. Redgrave Victoria A. Treyger
•    Develops our executive compensation philosophy
•    Evaluates and recommends incentive compensation plans for executive officers and other key managers, and all equity-based compensation plans, and oversees the administration of these and other employee compensation and benefit plans
•    Reviews and approves corporate goals and objectives relating to the President and CEO's compensation, leads an annual evaluation of the President and CEO's performance in light of those goals and objectives, and recommends to the board the President and CEO's compensation based on this evaluation
•    Reviews and approves other executive officers' compensation
•    Establishes and certifies attainment of incentive compensation goals and performance measurements applicable to our executive officers
•    Considers shareholder advisory votes related to executive compensation and considers risks created by or related to the design of the our compensation programs
•    Retains and, in accordance with SEC requirements, determines the independence of, consultants that assist in its activities

Finance Committee Number of meetings in 2019: 3 Directors who serve on the committee: Neil J. Metviner, Chair Cheryl E. Mayberry McKissack Thomas J. Reddin John L. Stauch
•    Evaluates and approves acquisitions, divestitures and capital projects in excess of $10 million, and reviews other material financial transactions outside the scope of normal ongoing business activity
•    Reviews and approves our annual financing plans, as well as credit facilities maintained by us
•    Reviews and recommends policies concerning corporate finance matters, including capitalization, investment of assets and debt/equity guidelines
•    Reviews and recommends dividend policy and approves declarations of regular shareholder dividends
•    Reviews and makes recommendations to the board regarding financial strategy and proposals concerning the sale, repurchase or split of our securities

Communications with Directors
Any interested party having concerns about our governance or business practices, or otherwise wishing to communicate with our board, our independent directors as a group or any individual director, may submit such concerns in writing to the Independent Chair of the Board, or the designated group of directors or individual director, in the care of the Corporate Secretary, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.

Board Leadership Structure; Independent Chair
The board does not maintain a written policy regarding separation of the offices of Chair and CEO, believing that this issue should be addressed as part of the board's succession planning processes. However, the board has maintained a separation of the Chair and CEO roles since November 2005. The board has found this structure to be effective, both in allowing the CEO to focus on execution of our strategy and allowing the Chair to assist the CEO in managing the work of the board. Cheryl Mayberry McKissack was appointed Independent Chair of the Board in August 2019.
Board Role in Risk Oversight
The board takes an active role in risk oversight, both as a full board and through its committees. Our independent directors regularly meet in executive session, without management present, to assess the quality of the board's meetings and to provide their observations to the President and CEO regarding our business challenges and risk mitigation strategies, among other things.
In addition, management conducts an annual enterprise-wide risk assessment. A formal report is delivered to the Audit Committee, the chair of which provides a synopsis to the board. Updates are provided as needed at board meetings. The objectives for the risk assessment process include: (1) addressing the NYSE governance requirement that the Audit Committee discuss policies related to risk assessment and risk management; (2) developing a defined list of key risks to be monitored by the Audit Committee, the board and management; (3) determining whether any risks require additional or higher-priority mitigation efforts; (4) facilitating discussion of the risk factors to be included in the our SEC reports; and (5) guiding the development of our internal audit plans.
In 2019, the risk-assessment process was conducted by our ERM steering committee, led by members of our Assurance and Risk Advisory Services department, our Chief Financial Officer, and our Chief Administrative Officer, working with the executive leadership team and senior-level staff, including the Chief Compliance Officer, the Chief Information Security Officer, and the Controller. The ERM steering committee evaluated potential risks and associated mitigating factors and strategies across our company. Identified risks were prioritized based on the potential exposure to our company, measured as a function of likelihood of occurrence and potential severity of impact if the risk were to materialize. The process included evaluating management's preparedness to respond to the risk. The risk profiles and current and future mitigating actions were discussed and refined during subsequent discussions with the executive leadership team. A summary of the results of the risk assessment process and our risk mitigation activities was presented to the Audit Committee.
Audit Committee Financial Expertise; Complaint Handling Procedures
In addition to meeting the independence requirements of the NYSE and the SEC, all members of the Audit Committee have been determined by the board to meet the financial literacy requirements of the NYSE's listing standards. The board has also determined that at least two members of the Audit Committee, John L. Stauch, the current Audit Committee Chair, and Don J. McGrath are both "audit committee financial experts" as defined by SEC regulations.
In accordance with federal law, the Audit Committee has adopted procedures governing the receipt, retention and handling of complaints regarding accounting and auditing matters. These procedures include a means for employees to submit concerns on a confidential and anonymous basis through our ethics and compliance hotline, which is operated by a third party.

Compensation Committee Processes and Procedures
The authority and responsibilities of the Compensation Committee are governed by its charter, a copy of which can be found on our website at www.deluxe.com under "Who We Are – Investor Relations – Corporate Governance – Compensation Committee Charter," together with applicable laws, rules, regulations and NYSE listing standards. Along with fulfilling the duties listed in the table above related to executive compensation, the committee also oversees administration of equity-based plans, deferred compensation plans, benefit plans, retirement and Employee Retirement Income Security Act of 1974 (ERISA) excess plans, and is also responsible for determining the formula used to calculate contributions to our profit sharing plan. The committee has delegated to management committees the responsibility to administer broad-based benefit plans and to oversee investment options and management of retirement and deferred compensation programs.
The committee has the authority to engage compensation consultants to assist it in conducting the activities within its general scope of responsibility. The committee retained Frederic W. Cook & Co., Inc. (FW Cook) as its independent consultant commencing in 2017. Prior to retaining FW Cook, and again during 2019, the committee assessed its relationship with the prospective consultant and determined that no conflicts of interest existed and that FW Cook was independent. Among other factors supporting FW Cook’s independence, we did not pay fees to FW Cook in 2019 other than for compensation consulting services for the Compensation Committee.
Although matters of director compensation ultimately are the responsibility of the board, the Compensation Committee works in conjunction with the Corporate Governance Committee and its independent compensation consultants in evaluating director compensation levels, making recommendations regarding the structure of director compensation, and developing a director pay philosophy that is aligned with the interests of our shareholders.
Non-Employee Director Compensation
The general policy of the board is that compensation for independent directors should be a mix of cash and equity, with the majority of compensation provided in the form of equity. The Corporate Governance Committee, consisting solely of independent directors, has the primary responsibility for reviewing director compensation and considering any changes in how we compensate our independent directors. The board reviews the committee's recommendations and determines the amount of director compensation.
The independent compensation consultant and the Total Rewards group in the Human Resources department support the committee in recommending director compensation and creating director compensation programs. In addition, the committee can engage outside advisors, experts, and others for assistance. The director peer group is the same as the peer group used in 2019 to set executive compensation, listed on page 25, and consisted of companies with some similar characteristics to our company, as described in detail below under "Compensation Discussion and Analysis; Benchmarking Process." The committee generally targets cash and equity compensation at the median of the peer group. The Corporate Governance Committee reviews director compensation on an annual basis, taking into account factors such as workload and market data. The table below sets forth our 2019 fee structure for our directors, the fees for which are paid on a quarterly basis.

Board and Committee Retainers	Annual Fee ($)
Board Retainer	75,000
Retainers in Addition to Board Retainer:
Independent Chair	100,000
Audit Committee Chair	28,000
Compensation Committee Chair	20,000
Corporate Governance Committee Chair	15,000
Finance Committee Chair	15,000
Non-chair Audit Committee Member	15,000
Non-chair Compensation Committee Member	10,000
Non-chair Corporate Governance Committee Member	8,000
Non-chair Finance Committee Member	8,000

Non-employee directors also receive $1,500 for each approved company site visit and director education program attended, up to an aggregate of five per year. Directors may receive additional compensation for the performance of duties assigned by the board or its committees that are considered beyond the scope of the ordinary responsibilities of directors or committee members.
We maintain a Non-Employee Director Stock and Deferral Plan (the Director Plan), which is part of our shareholder-approved 2017 Long-Term Incentive Plan (LTIP). The purpose of the Director Plan is to provide an opportunity for non-employee directors to increase their ownership of our common stock and thereby align their interests with those of other shareholders. Under the Director Plan, each non-employee director may elect to receive, in lieu of cash fees, shares of our common stock having an equal value, based on the closing price our stock on the NYSE as of the quarterly payment date. The shares of stock receivable pursuant to the Director Plan are issued as of the quarterly payment date or, at the option of the director, credited to the director in the form of deferred restricted stock units (RSUs). These RSUs are converted into shares of common stock and issued to the director on the earlier of the tenth anniversary of February 1st of the year following the year in which the non-employee director ceases to serve on the board or such other objectively determinable date as is elected by the director in his or her deferral election (for example, upon termination of service as a director). Each RSU entitles the holder to receive dividend equivalent payments equal to the dividend payment on one share of common stock. RSUs issued pursuant to the Director Plan also convert into shares of common stock and become immediately issuable in connection with certain defined changes of control. All shares of common stock issued pursuant to the Director Plan are issued under the LTIP.
Under the terms of the Director Plan, non-employee directors also are eligible to receive other equity-based awards to further align their interests with shareholders and assist them in achieving and maintaining their established share ownership targets. Non-employee directors also have the opportunity to defer any equity grant awarded to them under terms similar to those described above for deferral of cash fees. Any stock options granted to non-employee directors must have an exercise price equal to the fair market value of our common stock on the date of grant. Non-employee directors did not receive any option grants in 2019, but each non-employee director re-elected to the board at last year's annual meeting received a grant of restricted stock units on May 1, 2019, with a grant date fair value of $140,028, which shares vest on May 1, 2020. Each restricted stock unit entitles the holder to accrue dividend equivalent payments, provided that the dividend equivalent payments are held by us until the restricted stock unit vests, at which point they are paid to the holder. The RSUs would vest immediately upon a change of control, or upon the director's termination of service due to death, disability, or retirement in accordance with our Corporate Governance Guidelines. Equity grants to directors are recommended by the Compensation Committee, in consultation with the Corporate Governance Committee, and are approved by the board.
Mr. Nachtsheim, the only non-employee director who was elected to the board prior to October 1997, will also be eligible for certain retirement payments under the terms of a board retirement plan that has since been replaced by the Director Plan. Under this predecessor plan, he is entitled to receive an annual payment equal to the annual board retainer in effect on July 1, 1997 ($30,000 per year) for the number of years during which he served on the board prior to October 31, 1997. No further benefits are accruing under this predecessor plan. In calculating a director's eligibility for benefits under this plan, partial years of service are rounded up to the nearest whole number. Retirement payments do not extend beyond the lifetime of the retiree and are contingent upon the retiree remaining available for consultation with management and refraining from engaging in any activity in competition with us. We do not incur any annual costs to maintain this benefit, other than the payment obligations due upon an director's retirement. Mr. Nachtsheim is eligible to receive payments of $30,000 for two years following his retirement from the board under this predecessor plan.
The following table summarizes the compensation earned by each non-employee director in 2019.

NON-EMPLOYEE DIRECTOR COMPENSATION 2019

Name	Fees Earned or Paid in Cash [1] ($)	Stock Awards [2] ($)	Total ($)
Ronald C. Baldwin	100,000	140,028	240,028
Cheryl E. Mayberry McKissack[3]	127,833	140,028	267,861
Don J. McGrath	102,667	140,028	242,695
Neil J. Metviner[4]	101,000	140,028	241,028
Stephen P. Nachtsheim[3]	101,833	140,028	241,861
Thomas J. Reddin[3]	104,500	140,028	244,528
Martyn R. Redgrave[4]	162,667	140,028	302,695
John L. Stauch	111,000	140,028	251,028
Victoria A. Treyger	93,000	140,028	233,028
(1)Under the Director Plan, directors may elect to receive their fees in the form of stock, including the right to defer such stock into RSUs. Any stock or deferred RSUs issued under the Director Plan are equal in value to the cash fees foregone by the director. As a result, amounts reflected are the total fees earned by the directors, including amounts elected to be received in the form of stock or RSUs. In 2019, Mr. Stauch is the only director who elected to receive his compensation in the form of stock.
(2)Amounts in this column reflect the aggregate grant date fair value of stock awards granted during the fiscal year ended December 31, 2019, other than those granted in lieu of retainer fees, which are included in the first column, and computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718. The grant date fair value is based on $43.95 per share, the closing price of our common stock on the NYSE on the May 1, 2019 grant date. All directors received 3,186 RSUs upon their re-election to the board on May 1, 2019. These RSUs vest one year from the date of grant and are the only RSUs outstanding for each director as of December 31, 2019.
(3)Includes $1,500 for attendance at a director education program.
(4)Includes $3,000 for attendance at two director education programs.
Stock Ownership Guidelines for Directors
The board has established stock ownership guidelines for non-employee directors. These guidelines set ownership targets for each non-employee director, with the expectation that the target be achieved within five years of the date the individual is first elected or appointed to the board. Non-employee directors have a target ownership level of shares of our common stock having a value of at least five times the then-current amount of the annual board retainer. All of the our non-employee directors who have been in their positions for at least five years are in compliance with the applicable stock ownership guidelines, and all others are on track to meet these guidelines. In addition to the stock ownership guidelines, directors are subject to share retention and holding period requirements. Under this policy, individuals who have not achieved their ownership targets must retain 100 percent of any shares acquired upon the vesting of equity awards and are required to hold the shares until their individual ownership targets are met.

STOCK OWNERSHIP AND REPORTING
Security Ownership of Certain Beneficial Owners and Management
The following table shows, as of February 24, 2020 (unless otherwise noted), the number of shares of common stock beneficially owned by: 1) each person or entity known by us to beneficially own more than five percent of our outstanding common stock; 2) each executive officer named in the Summary Compensation Table that appears in the "Compensation Tables" section of this Proxy Statement (each, a Named Executive Officer); 3) each director and nominee for director; and 4) all of the current directors, director nominees, and Named Executive Officers as a group. Except as otherwise indicated in the footnotes below, the shareholders listed in the table have sole voting and investment powers with respect to the common stock owned by them.

Name of Beneficial Owner	Number of Shares	Percent of Class
5% Beneficial Owners
BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10055	5,103,495	12.1
The Vanguard Group, Inc. [2] 100 Vanguard Blvd. Malvern, PA 19355	3,845,636	9.1
LSV Asset Management[3] 155 N. Wacker Drive, Ste. 4600 Chicago, IL 60606	2,390,471	5.7
Named Executive Officers
Barry C McCarthy[4]	212,992	*
Keith A. Bush[5]	76,228	*
Jeffrey L. Cotter[6]	28,165	*
Peter J. Godich[7]	47,148	*
Michael S. Mathews[8]	30,509
Malcolm J. McRoberts[9]	108,424	*
Directors and Nominees
Ronald C. Baldwin [10]	20,609	*
William C. Cobb [11]	895	*
Don J. McGrath [12]	34,849	*
Cheryl E. Mayberry McKissack [10]	36,550	*
Neil J. Metviner [10]	19,418	*
Stephen P. Nachtsheim [13]	41,869	*
Thomas J. Reddin [14]	11,141	*
Martyn R. Redgrave [15]	59,268	*
John L. Stauch [10]	14,485	*
Victoria A. Treyger [10]	7,622	*
All Directors, Director Nominees and Named Executive Officers as a group (16 persons) [16]	763,247	1.8
* Less than 1 percent.
(1)Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2020, reporting beneficial ownership as of December 31, 2019. The power to vote or direct the vote of these shares generally resides within funds managed or advised by the reporting person and/or its subsidiaries.
(2)Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2020 reporting beneficial ownership as of December 31, 2019. The power to vote or direct the vote of these shares generally resides within funds managed or advised by the reporting person and/or its subsidiaries.
(3)Based on a Schedule 13G filed with the SEC on February 11, 2020, reporting beneficial ownership as of December 31, 2019. The power to vote or direct the vote of these shares generally resides within funds managed or advised by the reporting person and/or its subsidiaries.
(4)Includes 89,739 shares receivable upon the exercise of options that are currently exercisable or will be exercisable within 60 days, and 111,823 RSUs.

(5)Includes 46,814 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within the next 60 days, and 22,484 shares of restricted stock or RSUs.
(6)Includes 11,411 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within the next 60 days, and 14,350 shares of restricted stock or RSUs.
(7)Includes 25,059 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within the next 60 days, and 10,078 shares of restricted stock or RSUs.
(8)Includes 15,925 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within the next 60 days, and 5,887 shares of restricted stock or RSUs.
(9)Reflects stock ownership as of December 31, 2019, the last day of Mr. McRoberts' employment. Includes 74,424 shares receivable upon the exercise of options currently exercisable, and which much be exercised on or before March 31, 2020.
(10)Includes 3,186 RSUs.
(11)Consists of RSUs granted to Mr. Cobb on February 19, 2020, in connection with his appointment to the board.
(12)Includes 3,186 RSUs, 2,000 shares held in trust and 22,431 RSUs received in lieu of director's fees pursuant to the deferral option under the Director Plan (excludes annual grant).
(13)Includes 3,186 RSUs, 3,582 shares held by the Nachtsheim Family Trust, and 35,101 RSUs received in lieu of director's fees pursuant to the deferral option under the Director Plan (excludes annual grant).
(14)Includes 3,186 RSUs and 4,036 RSUs received in lieu of director's fees pursuant to the deferral option under the Director Plan (excludes annual grant).
(15)Includes 3,186 RSUs and 9,360 RSUs received in lieu of director's fees pursuant to the deferral option under the Director Plan (excludes annual grant).
(16)Includes 213,738 shares receivable upon the exercise of options exercisable within the next 60 days, 270,688 shares of restricted stock and RSUs, and 70,928 RSUs received in lieu of annual restricted stock grants and directors' fees pursuant to the deferral option under the Director Plan (excludes annual grant).
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, and its related regulations, requires our directors and executive officers, and any persons holding more than ten percent of our common stock, to report their initial ownership of our securities and any subsequent changes in that ownership to the SEC. During 2019, we inadvertently filed a late Form 3 when Amanda Parrilli became a reporting officer. We did not make a late report for any stock transactions during 2019.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis (CD&A) describes the principles of our executive compensation program, how we applied those principles in compensating our named executive officers (NEOs) for 2019, and how we use our compensation programs to motivate effective executive performance. The following discussion should be read in conjunction with the various tables and accompanying narrative disclosure appearing in this Proxy Statement. The table below identifies our NEOs.

Named Executive Officer	Title at the end of 2019	Years in Position at End of 2019 (rounded)	Years of Service at End of 2019 (rounded)
Barry C. McCarthy	Director, President and Chief Executive Officer	1	1
Keith A. Bush	Senior VP, Chief Financial Officer	3	3
Jeffrey L. Cotter	Senior VP, Chief Administrative Officer, General Counsel and Secretary	2	2
Peter J. Godich[1]	Senior VP, Chief of Operations	1	34
Michael S. Mathews	Senior VP, Chief Information Officer	7	7
Malcolm J. McRoberts[2]	Special Advisor to Chief Executive Officer	1	12
(1)Effective October 1, 2019, Mr. Godich was promoted from the role of Senior VP, Fulfillment to Senior VP, Chief of Operations.
(2)Effective June 17, 2019, Mr. McRoberts transitioned from the role of Senior Vice President, Small Business Services to Special Advisor to Chief Executive Officer. On December 31, 2019, Mr. McRoberts' employment ended.

During fiscal year 2019, we grew revenue for the tenth consecutive year, and revenue surpassed $2 billion for the first time in our company’s history. We also returned approximately $170 million to shareholders through dividends and share buybacks while lowering total debt from beginning of the year levels.

Our total fiscal year 2019 revenue of $2.009 billion represented 0.5% growth over prior year and included marketing solutions and other services (MOS) revenue of $886 million, check revenue of $783 million, and forms, accessories and other products revenue of $339 million, respectively, 44%, 39% and 17% of total revenue. For purposes of payments under our Annual Incentive Plan (AIP), our enterprise adjusted revenue was $2.007 billion, which included adjustments for variances in reporting periods for acquired businesses and foreign currency exchange rates.

In fiscal year 2019, we recorded an operating loss of $158.1 million compared to operating income of $231.2 million for fiscal year 2018. The loss in 2019 was driven primarily by a third quarter non-cash impairment charge of $391.0 million. For purpose of payments under our AIP, our enterprise adjusted EBITDA was $483.1 million, which excluded adjustments for restructuring and integration costs, litigation costs, transaction costs, asset impairment charges, loss on debt retirement, variances in reporting periods for acquired businesses and foreign currency exchange rates.

Enterprise adjusted revenue and enterprise adjusted EBITDA are non-GAAP measures. We believe these adjusted financial performance measures provide a better representation of ongoing performance, as they exclude the impact of certain items that we believe to be non-indicative of performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized may vary. These non-GAAP measures are not intended as an alternative to results reported in accordance with GAAP.  See Annex A for a reconciliation of adjusted amounts to the most directly comparable GAAP amounts.
Our Incentive Programs Reward Performance
We believe our incentive programs align the interests of management with those of our shareholders.

•
Our annual incentive program (AIP) is designed to reward growth in key financial metrics aligned with our annual operating plan (AOP), as well as the achievement of non-financial goals for our business. Consistent with our financial plan, our financial performance targets are intended to be challenging.

•
We utilize our Long-Term Incentive Plan (LTIP) to drive long-term strategic growth and shareholder value. The LTIP utilizes stock options, RSUs and performance share units (PSUs). We set three-year performance goals to determine the payout for our PSUs.

In structuring our incentive programs, our Compensation Committee also considers the general economic outlook, individual performance and responsibilities, experience and competitive data. The performance metrics for the 2019 AIP and LTIP are set forth in the table below.

Incentive Program	Objective	Award Type	Performance Metrics and Weighting
AIP	Encourages and rewards valuable contributions to our annual financial and operational performance objectives	Combination of RSUs and cash, with the option to defer the cash portion into additional RSUs with a 50% match by the company	45% enterprise adjusted revenue[1]
35% enterprise adjusted EBITDA[1]
20% enterprise factors
LTIP	Helps retain talent and drives stock performance for shareholders; rewards stock performance on both an absolute basis and relative to our Peer Group	Stock options, RSUs and PSUs. PSU payouts are determined based on achievement of defined performance metrics	50% of PSUs - three-year organic revenue growth[1]
50% of PSUs - three-year total shareholder return (TSR) compared to averages for our Peer Group
(1)Enterprise adjusted revenue, enterprise adjusted EBITDA and three-year organic revenue growth are non-GAAP financial measures. These measures should be considered supplements to, and not substitutes for, the most directly comparable GAAP financial measures. For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP counterpart, see Annex A.
Compensation Philosophy
Total direct compensation, which includes base salary and annual and long-term incentive awards, is calibrated toward the median of the market for target performance. Compensation may be adjusted for exceptional performance or performance that does not meet expectations. We design the executive pay mix to ensure that a significant percentage of total direct compensation is performance-based, with a mix of annual and long-term incentive awards. Additionally, we emphasize equity awards so that a substantial portion of each executive's total compensation is linked directly to our stock price or otherwise driven by performance (59% of total direct compensation at target for our President and CEO, and an average of 50% for the other NEOs). The chart below indicates the target pay mix for 2019, with percentages calculated using actual base salary, target annual incentive and the grant date fair value of long-term incentive awards.

			Performance Based
Named Executive Officer	Base Salary	Time-Based Stock Awards[1]	Variable Cash Incentive[2]	Options and PSUs	Total Performance Based
Barry C. McCarthy	18%	23%	11%	48%	59%
All Other NEOs	30%	20%	10%	40%	50%
(1)Includes RSUs granted under the LTIP and an up-front grant of RSUs under the AIP, as is more fully discussed in the "Annual Incentive Compensation" section below.
(2)Includes the cash portion of the AIP.

Compensation Elements, Background and Key Features
President and CEO Compensation
We have an employment agreement with Barry C. McCarthy, our President and CEO, the material terms of which are set forth in the table below.

Pay Element	Key Features
Base Salary	• 2019 annual base salary was $900,000, which may only be reduced as part of an across-the-board reduction for our senior executives, and then only by a maximum of ten percent
AIP
•    Mr. McCarthy's target annual incentive payout for 2019 was $1,080,000 or 120% of base salary, and was guaranteed at 50% of target, with a maximum payout of 200% of target
•    Mr. McCarthy's actual annual incentive payout for 2019 was $1,043,334 or 96.6% of target
•    Mr. McCarthy's target annual incentive payout for 2020 will remain at 120% of base salary and will be guaranteed at 50% of target, with a maximum payout of 200% of target

LTIP
•    For 2019, the target value of Mr. McCarthy's long-term incentive award was $3 million, with a mix of stock options, RSUs, and PSUs
•    The 2019 awards provide for continued vesting if Mr. McCarthy is terminated without cause or resigns for good reason

For a discussion of payments and benefits that Mr. McCarthy would receive under various termination scenarios, please refer to the "Severance and Change of Control Arrangements" section in this Proxy Statement. All portions of compensation received by Mr. McCarthy during 2019, including his annual incentive payout, are reported in the tables in this Proxy Statement.

NEO Compensation
The table below describes the components of our compensation for our other NEOs.

Element	Objectives	Key Features
Base Salary	• Provides competitive pay to attract and retain experienced and successful executives with the requisite experience to drive significant growth
•    Base salary is targeted at the average of the size-adjusted median of industry survey data (and for the CFO and CAO, Peer Group proxy data), with adjustments as warranted to reflect individual performance and responsibilities

AIP	• Encourages and rewards valuable contributions to our annual financial and operational performance objectives • Rewards high performance and achievement of corporate goals
•    Awarded based upon goals weighted 45% enterprise adjusted revenue, 35% enterprise adjusted EBITDA and 20% enterprise factors, which factors are defined on page 27
•    For the CFO and CAO, annual incentive is targeted at a blend of median comparison Peer Group data and size-adjusted median general industry survey data
•    For other NEOs, annual incentive is targeted at the median of the industry survey data, as our Peer Group does not have sufficient data for these NEOs
•    Awards contain an up-front RSU grant equal to 50% of target, with the remainder paid in cash based on achievement of goals
•    Annual incentive award targets are based on position and range from 50% to 120% of base salary and are capped at 200% of target value

LTIP
•    Helps retain talent and drives stock performance for shareholders; rewards stock performance on both an absolute basis and relative to peers
•    Target pay mix includes 45% PSUs, which vest based on both absolute and relative metrics (share price performance relative to peers on the S&P Mid-Cap 40 Index), 35% stock options, and 20% time-based vesting RSUs

•    LTIP award sizes are targeted to median Peer Group levels and survey data
•    RSUs accrue dividend equivalents that are only paid out upon vesting
•    Metrics for the PSUs are weighted equally between three-year organic revenue growth and three-year TSR relative to our Peer Group

Retirement Benefits	• Directly rewards continued service and indirectly rewards individual performance	• Retirement benefits include participation in 401(k) savings plans and non-qualified compensation deferral plans
Personal Choice Program	• Used in lieu of perquisites as a way to simplify and control costs • Intended to cover expenses typically incurred by executives as a result of their positions	• NEOs, other than our President and CEO, receive a $30,000 annual allowance
Benchmarking Process
Based on the recommendation of FW Cook, the Compensation Committee used two sources of data to benchmark compensation: (1) data from the publicly-available proxy statements of a peer group of companies (Peer Group) which the committee believes, after consultation with FW Cook, are of comparable size in various industries that share common business traits with us; and (2) market data drawn from published, broad-based, third-party general industry surveys (2018 Aon Hewitt General Industry Survey and the 2018 Willis Towers Watson General Industry Survey). The surveys include over 500 organizations ranging in size from approximately $5 million to $500 billion in revenue. Data selected from these surveys is scoped based on our revenue.
Base salaries of our executive officers generally are set at or near the median of salaries paid to executive officers of companies of similar size and in similar positions using the data gathered from the compensation surveys and the Peer Group data referenced above, and after consideration for internal pay equity. Deviations from the median can be the result of experience in the position, individual performance, or the individual's scope of responsibilities. Base salaries are the foundation for the performance-driven programs discussed below, as well as our retirement program, in that target awards and contributions under these programs are typically set as a percentage of base salary. Base salaries earned in 2019 for each of the NEOs are shown in the Summary Compensation Table on page 34.

The Compensation Committee used Peer Group data to assist in determining the compensation of NEOs to the extent those NEO positions are comparable to the named executive positions at other companies within our Peer Group. For purposes of compensation decisions made in 2019, our Peer Group consisted of the following 18 companies:

ACCO Brands	Dun & Bradstreet	Fiserv	Jack Henry & Associates	Web.com
CBIZ	Endurance International	Insperity	Paychex	Windstream
Cimpress	Equifax	Intuit	Quad Graphics
DST Systems	Fair Isaac	Iron Mountain	Total System Services
The Compensation Committee selected this Peer Group after consultation with FW Cook. In selecting companies for our Peer Group, the committee considered various criteria, including, but not limited to, revenue size, market capitalization, industry relevance, business cycle and financial performance. Because there were no publicly held, stand-alone direct U.S. competitors across all of our businesses at the time of the survey, we focused on similarly complex companies having similar customers, or who provide technology-based business solutions. Based on these considerations, and in an effort to ensure that all of our strategic focus areas were covered by our Peer Group, the committee in April 2019 removed three companies and replaced them with four new companies that the committee felt are more closely aligned with our business areas.
Use of "Tally Sheets" and Wealth Accumulation Analysis
In 2019, FW Cook reviewed "tally sheets" that quantified the total compensation package of each NEO, the impact of stock price changes on the value of existing long-term incentives, the wealth created from prior equity grants and amounts payable upon hypothetical employment change events. The summaries allowed the committee to assess the cumulative impact of its past compensation decisions.
Other Factors Considered in Setting Pay Opportunities for NEOs
The Compensation Committee considers multiple factors in addition to market data in determining individual pay opportunities. Such factors include an individual's general level of performance, demonstrated success in meeting or exceeding business objectives and creating shareholder value, job market conditions, importance to our business, succession planning considerations, salary budget guidelines and the individual's pay in the context of other employees. While pay opportunities are generally competitive for executives with comparable levels of responsibility in our Peer Group, applying the requisite discretion based on such factors may result in pay opportunities that are different from the market-based data. Overall pay opportunities reflect our executives' positions, responsibilities and tenure.
The Compensation Committee seeks to design the executive compensation program in a manner that is competitive with and reflects the dynamics of the market in which we compete for talent. In constructing an overall compensation program, the committee balances those components that are fixed (such as base salary and benefits) against components that are variable and require the achievement of certain levels of performance. The committee also strives for a balance between compensation components that reward executives for the achievement of short-term goals with those that focus on our long-term growth. Each year the committee reviews the form and value of long-term incentive grants to ensure alignment with our overall compensation philosophy and to reward attainment of our enterprise-wide goals.
2019 NEO Compensation Decisions
In February 2019, the Compensation Committee approved the following compensation actions for the NEOs:

Pay Element	Action
Base Salary
•    Each of the five NEOs employed throughout 2019 received an increase in base salary from 2018, effective April 1, 2019, as follows: Messrs. Bush and Cotter - 5.0%, Mr. Godich - 3.0%, Mr. Mathews - 2.9% and Mr. McRoberts - 2.0%. These increases were based on Peer Group and market data, performance, experience in the position and scope of responsibilities.

2019 AIP Opportunities
•    Mr. McCarthy's target AIP opportunity remained at 120% of base salary.
•    Target AIP opportunity remained constant for the other NEOs, except that it was increased for Mr. Cotter from 65% to 75% of base salary, commensurate with his appointment as Chief Administrative Officer.

LTIP Awards
•    For all NEOs, 2019 LTIP awards were targeted at or near the market median. The board considered 2018 individual performance and our Peer Group and market data, as well as Mr. McCarthy's recommendations for the other NEOs, in setting LTIP awards.

In October 2019, the Compensation Committee approved the following compensation actions in connection with Mr. Godich's promotion from Senior VP, Fulfillment to Senior VP, Chief of Operations.

Pay Element	Action
Base Salary	• Mr. Godich received a base salary increase of 4% to $400,000. This increase was based on Peer Group and market data, performance, experience, and increased scope of responsibilities.
2019 AIP Opportunity	• Target AIP opportunity of 50% of base salary remained unchanged.
LTIP Awards	• Target award was increased from $325,000 to $400,000 for the 2020 grant. No changes or additions were made to any 2019 grants.
Annual Incentive Compensation
Overview
Our AIP rewards achievement of specified financial performance goals that we consider to be important contributors to shareholder value. These goals are consistent with our AOP, and they are established at or prior to the beginning of each year. For 2019, the target opportunity was stated as a percent of base salary and, for the NEOs, was based on the market median of target annual incentive awards for comparable positions published in broad-based surveys and for the Peer Group. Deviations from the median can be the result of experience in the position, individual performance, or the individual's scope of responsibilities. Annual incentive awards earned may exceed the target amount if performance goals are exceeded, and are less than the target amount if the performance goals are not fully attained. The committee annually reviews the performance factors and their relative weighting.
In 2019, the AIP performance factors consisted of three components. The first two components were based on our performance against enterprise adjusted revenue goals (45%) and enterprise adjusted EBITDA goals (35%) from our AOP (AOP Factors). The third component consisted of a group of factors (Enterprise Factors) (20%) developed to assess our progress in transforming our business, consistent with our strategic growth initiatives.
In order to promote stock ownership by the NEOs and other participants, and to further align their interests with those of our shareholders, in 2019 we modified our AIP to include both RSUs and cash in the payout. Our AIP now provides that early in the plan year, we grant to each AIP participant a number of RSUs equal in value to 50% of the participant's AIP target opportunity; this "up-front RSU grant" vests in equal increments over three years, with accelerated vesting in the event of death, disability or qualified retirement, and prorated vesting after the first year in the event of an involuntary termination. Following completion of the year, any remaining payout due to an NEO that exceeds the grant date fair value of the RSUs is paid in cash, subject to any bonus deferral election as described in the following paragraph.
Each of our AIP participants also may voluntarily choose to receive up to 100% of the cash portion of the AIP payout in deferred RSUs, in which case we provide a 50% match on the deferred RSUs. We refer to these RSUs collectively as "bonus deferred RSUs," which vest on the second anniversary of the date of the grant. For tax reasons, decisions to defer an annual incentive award must be made by December 31st of the preceding year. When we made the foregoing changes to our AIP in early 2019, Messrs. Bush, Cotter, Mathews and McCarthy had already elected to defer their annual incentive for 2019. Because those elections could not be changed, those NEOs did not receive the up-front RSU grant. Instead, for 2019 only, those NEOs will receive a cash payment for any amount of the annual incentive that was not deferred.
We believe the up-front RSU grant, along with the option for participants to receive their cash incentive in bonus deferred RSUs, encourage employee stock ownership and employee retention.
AOP Factors
The Compensation Committee established AIP performance goals based on our AOP. We set challenging goals that are attainable only as a result of exceptional performance in order to drive the achievement of our short- and long-term objectives. Our 2019 targets for enterprise adjusted revenue and enterprise adjusted EBITDA were increased from 2018 targets in order to incent continued growth in 2019. In addition, the threshold performance levels for 2019 approximate, or are slightly lower than, the threshold performance levels for 2018. The following table illustrates the 2019 threshold and maximum performance levels for the AIP compared to the AOP, as well as the corresponding payout percentages (versus the target award opportunity) at each level of performance.

Performance Level	Adjusted EBITDA	Adjusted Revenue	Percent of Target (%)
Maximum	103.7% of AOP & above	102.6% of AOP & above	200
Target	AOP	AOP	100
Threshold	93.6% of AOP	97.4% of AOP	50
Below Threshold	—	—	0
Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the deductibility of compensation paid to certain executive officers. In order to maximize the possibility that payments to executive officers under the AIP qualified as performance-based compensation for purposes of Section 162(m), a bonus pool based on the amount of net income (if any) generated by us during 2019 was established by the committee prior to the beginning of the year, along with the maximum payments that could be allocated to each executive subject to Section 162(m). Payments made to these executive officers were based on the performance criteria applicable to other participants under the AIP, and all such payments were less than the maximum amounts allocated to them under the Section 162(m) bonus pool.
Enterprise Factors
Besides AOP Factors, the Compensation Committee included Enterprise Factors as a component of performance under the AIP. These factors are quantitative and qualitative indicators of our progress on various strategic initiatives. In 2019, we utilized three equally weighted categories of Enterprise Factors:

•	execute key enterprise strategic opportunities;

•	develop and execute company segmentation to support strategic plan; and

•	build and implement a go-to-market strategy.
2019 Outcomes Against Goals
For the AOP Factors, our consolidated performance in 2019 fell slightly short of the target performance levels for both enterprise adjusted EBITDA and enterprise adjusted revenue. After assessing our performance in the aggregate on the various metrics established for the Enterprise Factors, including the significant achievements in connection with our transformation, the committee determined that participants should be awarded a payout of 200 percent of target for this metric. The following table presents performance results on each factor and the related payouts as a percentage of target.

Factors (Dollars in Millions)	Enterprise Target ($)	Enterprise Actual ($)	Enterprise Weighting (%)	Enterprise Payout (% of target)
Enterprise Adjusted Revenue[1]	2,050.5	2,007.3	45	68.7
Enterprise Adjusted EBITDA[1]	508.4	483.1	35	73.4
Enterprise Factors	—	—	20	200
Blended payout percentage	—	—	—	96.6
(1)Enterprise adjusted revenue and enterprise adjusted EBITDA are non-GAAP financial measures. These measures should be considered supplements to, and not substitutes for, the most directly comparable GAAP financial measures. For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP counterpart, see Annex A.
All NEOs have 100% of their annual incentive award based on enterprise performance, which is our consolidated performance. The amounts earned by all NEOs under the AIP for 2019 are included in the Summary Compensation Table appearing later in this Proxy Statement.

Long-Term Equity Incentive Compensation
Overview
We believe our LTIP design properly balances and achieves several critical objectives for our executive compensation program, including:

•	supporting and rewarding the achievement of our long-term business strategy and objectives;

•	encouraging decisions and behavior intended to increase shareholder value;

•	reinforcing the pay-for-performance orientation of the overall executive compensation program;

•	enabling us to attract and retain high-quality key executive talent by providing competitive incentive and total compensation opportunities; and

•	promoting share ownership and facilitating achievement of the stock ownership guidelines.
We provide our NEOs with equity awards that are directly linked to the value provided to our shareholders. LTIP compensation for our executives, including NEOs, generally is set at or near the median of long-term incentive compensation paid to executives of companies of similar size and in similar positions using the data gathered from compensation surveys and our Peer Group.
Deviations from the median can be the result of experience in the position, individual performance, or the individual's scope of responsibilities.

Grant Type	Purpose	Weighting	Performance Metrics	Vesting
PSUs	Contain an "at risk" component to incent achievement of our performance goals, with maximum and minimum parameters designed to balance objectives of incenting performance in a way that enhances shareholder value and the retention of valuable executives	45%	50% of PSUs - three-year organic revenue growth	three-year cliff
			50% of PSUs - three-year relative TSR compared to averages for Peer Group
RSUs	Provide motivation and retentive value through four-year ratable vesting schedules	20%	N/A	four-year ratable
Stock Options	Contain an "at risk" component to incent achievement of our performance goals that enhance shareholder value	35%	N/A	four-year ratable
Organic revenue growth rate is measured over the three-year performance period, and relative TSR is measured over the cumulative three-year performance period. In calculating three-year organic revenue growth to determine payouts under the PSUs, we will exclude the impact of acquisitions and certain other items that we believe are non-indicative of ongoing operations. To earn any payout under the PSUs, our organization must make significant progress in each year of the three-year performance period. Historically, if targets are attained, the PSUs have been converted to shares. However, the PSU award agreements allow our board discretion to pay out any earned amounts in cash or stock.
For 2019, the PSU payout amount under the LTIP could vary from 0 percent to 200 percent of the target award value, depending upon the performance level achieved for the three-year period ending December 31, 2021. No PSUs are paid out unless minimum performance thresholds are met for the three-year performance period.
RSUs vest in equal one-quarter increments on each of the first four anniversaries of the grant date. These awards are intended to further align the interests of the recipients with those of our shareholders, while promoting executive retention. These awards accrue dividend equivalents that are only paid out upon vesting.
The stock options granted to our NEOs and other LTIP participants vest in equal one-quarter increments on each of the first four anniversaries of the grant date. In calculating the number of stock options required to deliver the targeted award value, we use the Black-Scholes valuation methodology based on a single-day pricing method, which is based on the closing price of our common stock on the day of the grant.
For more information on the treatment of long-term incentive awards in the event of the holder's severance or a change of control, see "Severance and Change of Control Arrangements."
All LTIP awards to the NEOs and other recipients are granted on the same annual date, except for awards made in conjunction with an individual's promotion or hire date, or as necessary to facilitate retention of key employees.

2019 Long-Term Incentive Awards
The Compensation Committee approved LTIP awards to the NEOs for issuance on April 1, 2019. The following table details the target grant date fair value used by the committee to determine the number of options, PSUs and RSUs awarded, which are disclosed in the "Grants of Plan-Based Awards" table on page 36. The actual value of equity awards that may be realized by the NEOs will depend on their continued service and our future stock price performance.
April 2019 Target Grant Value for Equity Awards

Name	Target Grant Value ($)	Options Granted (#)	Target PSUs Granted (#)	RSUs Granted (#)
Barry C. McCarthy	3,000,000	128,205	30,208	13,426
Keith A. Bush	1,250,000	53,419	12,587	5,594
Jeffrey L. Cotter	750,000	32,051	7,552	3,356
Peter J. Godich	525,000	22,436	5,286	2,350
Michael S. Mathews	225,000	9,615	2,266	1,007
Malcolm J. McRoberts	900,000	38,462	9,062	4,028
2017-2019 PSU Award Payouts
Our 2017-2019 PSU awards used equally weighted performance metrics of (a) Marketing Solutions and Other Services (MOS) revenue and adjusted operating margin and (b) TSR ranking in Peer Group. For purposes of determining payouts under these PSUs, our MOS revenue was $886.2 million, and adjusted operating margin was 16.3%. The payouts for our 2017-2019 PSUs are more fully illustrated in the tables below.
MOS Revenue and Adjusted Operating Margin

	Threshold	Target	Maximum
MOS Revenue Range	$835 - 929 million	>$929 - 979 million	>$979 million
Payout range - adjusted operating margin > 20%	75 - 100%	>100 - 150%	>150 - 200%
Payout range - adjusted operating margin of 18% - 20%	50 - 90%	>90 - 125%	>125 - 175%
Payout range - adjusted operating margin of < 18%	33 - 75%	>75 - 100%	>100 - 150%
2019 adjusted operating margin:[1] 16.3%	2019 MOS Revenue: $886.2 million
Actual MOS Payout %	75%
(1)Adjusted operating margin is a non-GAAP financial measure. This measure should be considered a supplement to, and not a substitute for, the most directly comparable GAAP financial measure. For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP counterpart, see Annex A.
TSR Performance vs Peer Group

TSR Performance Period: December 31, 2016 - December 31, 2019
	<25 Peer Group Percentile	25 - 50 Peer Group Percentile	>50 - 75 Peer Group Percentile	>75 - <100 Peer Group Percentile	Ranked 1st 100 Peer Group Percentile
Payout Range[1]	0%	25 - 100%	>100 - 150%	>150 - <200%	200%
Actual TSR Payout %	0%
(1)The terms of the PSUs provide that an actual TSR falling within one of the peer group percentile ranges will result in an actual payout of an amount within the payout range as determined by the committee.
The MOS PSU payout was 75% of target, and the TSR ranking equated to a payout of 0% of target. Accordingly, in January 2020, the committee awarded to each participant, including our NEOs, shares of stock at 37.5% of the total targeted award for the 2017-2019 PSUs.

Retirement and Other Benefits
Our NEOs are eligible to participate in the same qualified broad-based retirement plans that are available to most U.S. employees. The program consists of a 401(k) plan and an annual profit-sharing plan (profit-sharing contributions, if any, are based on our financial performance). Our retirement plans are regularly compared with retirement programs of companies that are in businesses similar to ours and/or are located in geographic areas from which we typically recruit talent to help ensure that we remain competitive in the market. The incremental value of benefits provided to our NEOs under this program is included in the All Other Compensation column of the Summary Compensation Table. We provide our NEOs with benefits available to other eligible U.S. salaried employees. These benefits include medical, dental, life and disability insurance, as well as the qualified retirement savings plan (the 401(k) Plan) that includes a company match of the employee's pre-tax and after-tax contributions.
Our NEOs and certain other executives are eligible to participate in our tax-deferred compensation plans. The Deluxe Corporation Deferred Compensation Plan is intended to promote executive retention by providing a long-term savings opportunity on a tax-efficient basis. Under this plan, which complies with the requirements of Section 409A of the Internal Revenue Code of 1986 (Section 409A), NEOs and other key employees may choose to defer up to 100 percent of their base salary (less applicable deductions) and up to 50 percent of any AIP payout into multiple investment options. This plan also contains a provision that restores benefits lost under the defined contribution retirement plan and the annual profit-sharing plan due to Internal Revenue Code limits. Contributions for the NEOs under this provision for 2019 are reflected in the All Other Compensation column of the Summary Compensation Table. The investment options are similar to the investment options available to employees in our broad-based retirement plans. The majority of payouts from this plan commence following termination of employment, based on elections made by the participants in accordance with, and subject to, any delays in payment that otherwise might be required by Section 409A.
Personal Choice Program
All of our NEOs, with the exception of our President and CEO, participate in the executive officer Personal Choice Program. The Personal Choice Program provides a fixed cash payment to executive officers in lieu of perquisites, other than an annual executive physical. The quarterly cash payment of $7,500 for senior vice presidents who are executive officers is intended to cover personal expenses typically incurred by executives as a result of their positions (such as financial and tax planning, vehicle mileage, etc.). The quarterly payments under this program are not grossed-up for income taxes. As with the other compensation components, this program is assessed against market data regarding perquisite programs on an annual basis. We chose this program structure because it is more flexible for the executive officers, less administratively burdensome and less costly.
Compensation Design Process
Role of the Compensation Committee and Management in Determining Executive Compensation
The Compensation Committee reviews and makes decisions about executive policies and plans, including the amount of base salary, annual incentive and long-term incentive awarded to our NEOs. Our President and CEO and other executives may assist the committee in its evaluation of compensation elements or program design or by providing mathematical calculations, historical information, year-over-year comparisons and clarification regarding job duties and performance. The committee also considers recommendations from its compensation consultant and competitive data and makes decisions, as it deems appropriate, on executive compensation based on its assessment of individual performance and achievement of goals both by the individual and our company.
The President and CEO's performance is reviewed by the committee, with input from the other non-employee members of the board. The President and CEO annually reviews the performance of each other executive officer who reports to him, including the NEOs. The recommendations made based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the committee for approval. Members of management play various additional roles in this process, as follows:

•
The President and CEO makes recommendations to the committee regarding executive salary merit increases and compensation packages for the executive officers (other than himself) based on market-based compensation information obtained from the external compensation consultant and his evaluation of the performance of the executives against their goals.

•
The Senior Vice President and Chief Human Resource Officer and Vice President, Compensation provide the committee with details of the operation of our various compensation plans, including the design of performance measures for our AIP and the design of our LTIP.

•
The President and CEO and CFO provide information and analysis and make a recommendation to the committee relevant to the process of establishing performance targets for our AIP, as well as any other performance-based awards, and present information regarding the attainment of corporate financial goals for the preceding year.

•
The Chief Administrative Officer, Senior Vice President and General Counsel attends meetings of the committee to provide input on legal issues, respond to questions about corporate governance and review and approve the preparation of minutes.

The committee considers these recommendations and exercises discretion in modifying any recommended adjustments or awards to executives based on considerations it deems appropriate. Although members of our management team participate in the executive compensation process, the committee also meets regularly in executive session without any members of the management team present. The committee makes the final determination of the executive compensation package provided to each of our NEOs.
Compensation Consultant Services and Independence
The Compensation Committee has the authority to engage independent advisors to assist it in fulfilling its responsibilities. The committee has retained FW Cook, a national executive compensation consulting firm, to provide advice with respect to compensation for our NEOs and other officers. FW Cook performs services solely on behalf of the committee and does not provide any other services to us. Management had no separate relationship with FW Cook. Pursuant to SEC rules, the committee assessed the independence of FW Cook, including based on information provided by FW Cook, and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.
FW Cook performed the following services for the committee in 2019: reviewed market benchmarking data and prepared market data for the President and CEO position and all other NEO positions; reviewed tally sheets; assessed incentive risk and proxy disclosure; and reviewed regulatory and governance guidance and pay-for-performance updates. FW Cook assisted the committee in determining appropriate levels of compensation for the President and CEO and other executive officers. FW Cook attended all committee meetings upon invitation and participated in executive sessions without management present.
Management of Compensation-Related Risk
In establishing and reviewing our executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. We have a robust process of evaluating our compensation plans, programs and practices, which includes a risk analysis of myriad compensation design features. This evaluation occurs annually and is reviewed by FW Cook and provided to the committee for review. The committee reviewed our material compensation programs and noted numerous ways in which risk is effectively managed or mitigated. All such plans were deemed to have substantial risk mitigating features, including the following: a balanced mix of fixed and variable pay and short- and long-term incentives; use of multiple performance measures; a portfolio of long-term equity incentives, including time-based and performance-based measures; caps, discretion in payment, oversight by non-plan participants and significant stock ownership guidelines; pre-approval requirements for executive stock transactions; and the existence of policies prohibiting stock hedging and pledging and requiring executive incentive compensation recoupment in specified circumstances.
The committee has also reviewed our overall enterprise risks and how compensation programs for employees generally impacted individual behavior that could exacerbate these enterprise risks. Board and management processes are in place to oversee risk associated with compensation programs and practices, including, but not limited to, regular business reviews, alignment of compensation plan goals with our annual and long-term strategic goals and performance expectations, review of enterprise risk management by the board as part of the annual strategy and budget reviews, and other appropriate internal controls. The committee concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on our results or operations.

Equity Award Grant Practices
We have a formal equity grant practice in place to ensure that equity awards will be made on specified dates. The Compensation Committee reviews and approves annual equity-based awards, including those made to senior executives who are reporting officers under Section 16 of the Exchange Act, in the first calendar quarter of each year (near the time of their annual performance reviews). We generally schedule board and committee meetings at least a year in advance and, as noted above, make annual equity awards to our NEOs around the same time every year. We do not time our equity awards to take advantage of market conditions or the release of earnings or other major announcements by us.
Stock Ownership Guidelines for Executive Officers
The committee has established stock ownership guidelines for executive officers which prohibit them from selling stock unless a minimum level of ownership is achieved. The committee annually reviews each executive officer's progress toward attaining his or her ownership target. The target for the President and CEO is five times annual base salary and for all other current NEOs is two and one half times annual base salary. The guidelines call for the targeted level of ownership to be achieved within five years of the date the individual becomes subject to the target. For purposes of calculating an executive officer's stock ownership under these guidelines, stock options are not included. While restricted stock and RSUs convertible into shares are included, only 60 percent of their value is counted toward the ownership target prior to vesting. Our rationale is that approximately 40 percent of such shares or units will be withheld or surrendered by the executive upon vesting to cover taxes. As a result of the drop in our stock price or being new in role, some of our NEOs fell slightly below the ownership guidelines during 2019 and will, therefore, be unable to sell stock until the requisite ownership level is again achieved. Other NEOs are newly subject to the guidelines, and the committee has no reason to believe that the target will not be reached by the applicable deadline.
In addition to the stock ownership guidelines, executive officers are subject to share retention and holding period requirements. Under this policy, individuals who have not achieved their ownership targets must retain 100 percent of their net shares (i.e., shares remaining after exercise costs and applicable taxes are covered) upon the exercise of stock options and the vesting of other equity awards and are required to hold the shares until their individual ownership targets are met.
Prohibitions on Pledging and Hedging Company Stock
We also maintain a policy prohibiting directors and executive officers from pledging our stock and from engaging in any transactions intended to hedge the economic risk of ownership in our stock. This policy prohibits executive officers and directors from directly or indirectly (i) purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our stock (including, but not limited to, prepaid forward contracts, short sales, equity swaps or collars), or (ii) pledging, hypothecating, or otherwise encumbering shares of our stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account where such shares are used as collateral for a loan.
Policies on Claw-back of Incentive Compensation
In February 2020, our board adopted a new Incentive Compensation Recovery Policy, which applies to our officers who are subject to Section 16 of the Exchange Act. The policy requires reimbursement or forfeiture of any excess incentive compensation received by an executive during the three fiscal years immediately preceding any required accounting restatement. The amount to be recovered will be the amount by which the executive's incentive compensation for the relevant period exceeded amounts that would have been earned based on the restated financial results. The policy also allows the board to require reimbursement or forfeiture of incentive compensation in the event an executive engages in detrimental conduct, including, but not limited to, willful violations of law, fraud, or gross misconduct. While our Recovery Policy applies to incentive compensation earned by or awarded to executives on or after the date the policy was effective, our existing LTIP contains a similar provision requiring recoupment of excess incentive compensation earned under performance awards if a restatement occurs within 12 months following the relevant performance period, and the executive's misconduct contributed to the need for such restatement. We continue to monitor legislative updates and will amend our policy as appropriate to ensure compliance with regulatory requirements.
Consideration of Certain Tax Effects
Section 162(m), as in effect prior to the enactment of the Tax Cuts and Jobs Act (the Tax Act) in December 2017, generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each

"covered employee," consisting of the President and CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO). Performance-based compensation was exempt from this deduction limitation if we met specified requirements set forth in the Internal Revenue Code and applicable Treasury Regulations.
The Tax Act retained the $1 million deduction limit, but repealed the performance-based compensation exemption from the deduction limit and expanded the definition of "covered employees," effective for taxable years beginning after December 31, 2017. "Covered employees" also includes any person who served as CEO or CFO at any time during a taxable year, as well as any person who was ever identified as a covered employee in 2017 or any subsequent year. Consequently, compensation paid in 2018 and later years to our NEOs in excess of $1 million is not deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.
The committee intends to continue to comply with the requirements of Section 162(m) as it existed prior to enactment of the Tax Act with respect to performance-based compensation in excess of $1 million payable under outstanding awards (including option awards) granted before November 2, 2017 under our AIP and our 2017 LTIP, in order for them to qualify for the transitional relief. However, no assurance can be given that the compensation associated with these awards will qualify for the transitional relief, due to ambiguities and uncertainties as to the application and interpretation of newly revised Section 162(m) and the requirements for the transitional relief.
The committee believes that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted by tax considerations. Therefore, the committee seeks to maintain equity incentive compensation at levels needed to attract and retain named executive officers essential to our success, even though all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into Deluxe Corporation's Annual Report on Form 10-K for the year ended December 31, 2019.
MEMBERS OF THE COMPENSATION COMMITTEE
Thomas J. Reddin, Chair
Ronald C. Baldwin
Cheryl E. Mayberry McKissack
Martyn R. Redgrave
Victoria A. Treyger

COMPENSATION TABLES
The following tables present compensation for our NEOs and should be read in conjunction with the CD&A. Mr. McRoberts left the company effective December 31, 2019.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total ($)
Barry C. McCarthy President and Chief Executive Officer	2019	900,000	—	2,732,461	1,049,999	521,710	71,699	5,275,869
	2018	92,045	1,150,000	3,999,993	2,000,003	110,455	—	7,352,496
Keith A. Bush Senior Vice President, Chief Financial Officer	2019	504,225	729,000	1,205,649	437,502	207,042	39,800	3,123,218
	2018	484,166	—	1,020,972	250,003	174,715	39,625	1,969,481
	2017	357,899	—	754,729	249,997	284,562	22,500	1,669,687
Jeffrey L. Cotter Senior Vice President, Chief Administrative Officer, General Counsel & Secretary	2019	463,750	622,500	785,839	262,498	163,057	38,400	2,336,044

Peter J. Godich Senior Vice President, Chief of Operations	2019	367,750	525,000	463,748	183,751	90,132	39,800	1,670,181

Michael S. Mathews Senior Vice President, Chief Information Officer	2019	357,875	525,000	440,511	78,747	46	39,800	1,441,979
	2018	348,666	—	168,749	56,255	74,041	39,625	687,336
	2017	340,500	—	289,192	56,255	79,698	39,450	805,095
Malcolm J. McRoberts Special Advisor to Chief Executive Officer	2019	487,200	720,000	836,999	315,004	172,995	39,800	2,571,998
	2018	477,833	—	732,756	199,994	195,460	39,625	1,645,668
	2017	467,000	—	547,216	181,248	311,779	39,450	1,546,693
(1)Following the retirement announcement of our former CEO in 2018, each of our NEOs, other than Mr. McCarthy, entered into a Transition Retention Agreement which resulted in a cash payout if they remained employees through December 31, 2019. The 2018 amount listed for Mr. McCarthy is a signing bonus paid to him at the time of hire.
(2)The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of stock during the fiscal years ended December 31, 2019, 2018 and 2017. They have not been adjusted to reflect that these awards are subject to forfeiture. Assumptions used in the calculation of these amounts are included in Note 12 to our Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts reflect an accounting expense and do not necessarily correspond to the actual value that may be realized by the NEOs.
Stock awards included in this column are comprised of : bonus deferred RSUs received in lieu of cash under the AIP; restricted stock (2017), RSUs (2018 and 2019) and PSUs (2017-2019) received under the LTIP; and RSUs received as the up-front grant for the AIP award (2019).
As described in the CD&A section of this Proxy Statement,the following table reflects each NEO's bonus deferred RSUs received in lieu of cash under the AIP:

Name	AIP Match Rate	Plan Year	Grant Date	Grant Price ($)	Units Granted in Lieu of Cash Plus Match (#)	Value at Grant ($)
Barry C. McCarthy	50%	2019	1/21/2020	49.10	15,936	782,458
Keith A. Bush	50%	2019	1/21/2020	49.10	6,324	310,508
	50%	2018	1/22/2019	43.28	6,052	261,931
Jeffrey L. Cotter	50%	2019	1/21/2020	49.10	4,978	244,420
Michael S. Mathews	50%	2019	1/21/2020	49.10	5,280	259,248
	50%	2018	1/22/2019	43.28	2,563	110,927
	50%	2017	1/19/2018	77.36	1,543	119,366
Malcolm J. McRoberts	50%	2018	1/22/2019	43.28	2,902	125,599

The portion of each executive's AIP compensation paid in cash is included in the "Non-Equity Incentive Plan Compensation" column. The estimated possible threshold, target, and maximum values of the deferred RSUs for the 2019 AIP, including the bonus deferred RSUs, are listed in the Grants of Plan-Based Awards Table.

The value of the PSUs included in this column for 2019 assumes target performance over the performance period. Assuming threshold, target and maximum performance, the value of the PSUs is as follows:

Name	Threshold ($)	Target ($)	Maximum ($)
Barry C. McCarthy	539,998	1,349,996	2,699,991
Keith A. Bush	225,005	562,513	1,125,026
Jeffrey L. Cotter	135,000	337,499	674,998
Peter J. Godich	94,493	236,231	472,463
Michael S. Mathews	40,507	101,268	202,535
Malcolm J. McRoberts	161,992	404,981	809,962

For more information regarding the 2019 grants of options, RSUs and PSUs, refer to the Grants of Plan-Based Awards Table.
(3)The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of stock options during the fiscal year ended December 31, 2019, 2018, and 2017. They have not been adjusted to reflect that these awards are subject to forfeiture. Assumptions used in the calculation of these amounts are included in Note 10 to our Consolidated Financial Statements in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2019, 2018 and 2017, as applicable. These amounts reflect an accounting expense and do not necessarily correspond to the actual value that may be realized by the NEOs. For more information regarding the 2019 grants of non-qualified stock options, refer to the Grants of Plan-Based Awards Table.
(4)Amounts listed in this column reflect cash amounts paid to the NEOs under the AIP.
(5)The 2019 amounts listed in this column are described in the All Other Compensation table and its accompanying footnotes.
2019 ALL OTHER COMPENSATION TABLE

Name	Perquisites and Other Personal Benefits ($)[1]	Tax Reimbursements[2]	Company Contributions to Defined Contribution Plans ($)	Termination Payments[3]	Total ($)
Barry C. McCarthy	67,401	4,298	—	—	71,699
Keith A. Bush	30,000	—	9,800	—	39,800
Jeffrey L. Cotter	30,000	—	8,400	—	38,400
Peter J. Godich	30,000	—	9,800	—	39,800
Michael S. Mathews	30,000	—	9,800	—	39,800
Malcolm J. McRoberts	30,000	—	9,800	502,600	542,400
(1)Amount for Mr. McCarthy reflects reimbursement for commuting and travel costs. Amounts for all other NEOs reflect a $30,000 Personal Choice Program cash allowance. There is no tax gross-up for any of these benefits.
(2)Amount for Mr. McCarthy reflects a tax gross-up for spouse attendance at a sales event.
(3)Amount for Mr. McRoberts reflects payments made in 2020 related to his employment termination on December 31, 2019, including severance payments equal to 12 months of his salary, or $489,600, and a one-time payment of $13,000. All equity that may have vested due to Mr. McRoberts' employment ending is reported in the 2019 Option Exercises and Stock Vested Table.

GRANTS OF PLAN-BASED AWARDS

Executive Name	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock[2]	All Other Option Awards: Number of Securities Underlying Options[3]	Exercise or Base Price of Option Awards[4]	Grant Date Fair Value of Stock and Option Awards[5]
Grant Date		Threshold	Target	Max	Threshold	Target	Max
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
Barry C. McCarthy
4/1/2019	RSU [6]							13,426			600,008
4/1/2019	Options								128,205	44.69	1,049,999
4/1/2019	OG PSU [7]				6,042	15,104	30,208				674,998
4/1/2019	TSR PSU [8]				6,042	15,104	30,208				587,244
	AIP-Cash [9]	189,000	1,080,000	2,160,000
1/21/2020	AIP-Def RSUs [10]							15,936			782,458
Keith A. Bush
4/1/2019	RSU [6]							5,594			249,996
4/1/2019	RSU-ND [11]							1,849			82,632
4/1/2019	Options								53,419	44.69	437,502
4/1/2019	OG PSU [7]				2,518	6,294	12,588				281,279
4/1/2019	TSR PSU [8]				2,517	6,293	12,586				244,672
	AIP Cash[9]	75,907	433,755	867,510							283,245
1/21/2020	AIP-Def RSUs [10]							6,324			310,508
Jeffrey L. Cotter
4/1/2019	RSU [6]							3,356			149,980
4/1/2019	RSU-ND [11]							1,207			53,941
4/1/2019	Options								32,051	44.69	262,498
4/1/2019	OG PSU [7]				1,510	3,776	7,552				168,749
4/1/2019	TSR PSU [8]				1,510	3,776	7,552				146,811
	AIP Cash[9]	63,000	360,000	720,000
1/21/2020	AIP-Def RSUs [10]							4,978			244,420
Peter J. Godich
4/1/2019	RSU [6]							2,350			105,022
4/1/2019	AIP - RSU							1,958			87,503
4/1/2019	RSU-ND [11]							783			34,992
4/1/2019	Options								22,436	44.69	183,751
4/1/2019	OG PSU [7]				1,057	2,643	5,286				118,116
4/1/2019	TSR PSU [8]				1,057	2,643	5,286				102,760
	AIP - Cash[9]	—	92,747	272,997
Michael S. Mathews
4/1/2019	RSU [6]							1,007			45,003
4/1/2019	RSU-ND [11]							783			34,992
4/1/2019	Options								9,615	44.69	78,747
4/1/2019	OG PSU [7]				453	1,133	2,266				50,634
4/1/2019	TSR PSU [8]				453	1,133	2,266				44,051
	AIP Cash[9]	31,544	180,250	360,500
1/21/2020	AIP-Def RSUs [10]							5,280			259,248
Malcolm J. McRoberts
4/1/2019	RSU [6]							4,028			180,011
4/1/2019	AIP-RSU							4,028			180,011
4/1/2019	RSU-ND [11]							1,611			71,996
4/1/2019	Options								38,462	44.69	315,004
4/1/2019	OG PSU [7]				1,812	4,531	9,062				202,490
4/1/2019	TSR PSU [8]				1,812	4,531	9,062				176,165
	AIP Cash[9]	—	187,189	554,389

(1)Reflects PSUs granted under our LTIP, which are subject to performance conditions of three-year organic revenue growth (OG PSUs) and three-year relative TSR (TSR PSUs) during the period January 1, 2019 through December 31, 2021. These PSUs vest, if at all, upon satisfaction of the conditions and subsequent approval of the Compensation Committee. The number of PSUs granted at each level was determined based upon a Monte

Carlo simulation value of $38.88 per share for TSR PSUs and $44.69, the closing price of our stock on the date of grant, for OG PSUs. The target value of the PSUs is included in the Stock Awards column of the Summary Compensation Table.
(2)Reflects grants of RSUs under our LTIP. For all NEOs other than Mr. McCarthy, RSUs vest one-fourth each year over four years, on the first, second, third and fourth anniversaries of the grant date. Mr. McCarthy's RSUs vest one-third each year over three years, on the first, second and third anniversaries of the grant date. The grant date fair value of the RSUs is included in the Stock Awards column of the Summary Compensation Table.
(3)Reflects stock options awarded under our LTIP. For all NEOs other than Mr. McCarthy, stock options vest in equal increments on each of the first, second, third and fourth anniversaries of the grant date. Mr. McCarthy's stock options vest one-third each year over three years, on the first, second and third anniversaries of the grant date. All options have ten-year terms, and the exercise price of all options is the closing price of our common stock on the grant date. The grant date fair value of the options is included in the Option Awards column of the Summary Compensation Table.
(4)The exercise price of all stock options is the closing price on the date of grant.
(5)The grant date fair value of the options is based on the stock price at the time of grant multiplied by the Black-Scholes value on April 1, 2019 and was 18.3 percent, or approximately $8.19 per option. Dollar values represent the accounting grant date fair value of PSUs, RSUs and, if applicable, stock options under ASC Topic 718. These amounts reflect an accounting expense and do not necessarily correspond to the actual value that may be realized by the NEOs.
(6)RSUs granted under our LTIP as part of the NEO's annual compensation package.
(7)PSUs granted under our LTIP which use three-year organic revenue growth as the performance metric.
(8)PSUs granted under our LTIP which use three-year relative total shareholder return compared to our Peer Group as the performance metric.
(9)Reflects the estimated range of cash payouts under the AIP for 2019, which do not include bonus deferred RSUs received in lieu of cash or up-front RSU grants under the AIP. Because Messrs. McCarthy, Bush, Cotter and Mathews all chose to defer a portion of their AIP, they did not receive any up-front RSUs, and their entire AIP award will be paid in cash. The threshold amount assumes achievement of 50% of the target Adjusted EBITDA. Messrs. Godich and McRoberts both received an up-front RSU grant; thus, they would only receive a cash payout in the event the total AIP award amount exceeds the value of the up-front RSU grant. The actual cash payouts under the AIP for 2019 are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(10)The amounts listed for Messrs. McCarthy, Bush, Cotter and Mathews reflect the estimated equity payout under the AIP for 2019 based on the executive's election to receive all, or a portion, of a payout in bonus deferred RSUs, which includes the 50% match provided by the company for such RSUs. Messrs. Godich and McRoberts did not elect to receive all, or a portion of, a cash payout in deferred RSUs. Although the grant date is in January 2020, the amount of the grant is based on the NEO's 2019 AIP payout. The number of RSUs granted was determined using the $49.10 per share closing price of our common stock on the grant date. These RSUs vest on the second anniversary of the grant date. In the event an executive's employment is terminated for reasons other than cause prior to the expiration of the restriction period, the executive would receive the base amount allocated to RSUs prior to the 50% match (Base Amount). If the NEO resigns or is terminated for cause prior to expiration of the restriction period, the NEO would receive the lesser of the Base Amount or the then current value of the units originally attributable to the Base Amount. The grant date fair value of the bonus deferred RSUs is reflected in the Stock Awards column of the Summary Compensation Table.
(11)RSUs granted to the NEO under our LTIP as part of our New Day stock award, under which we made all of our North American employees shareholders.
For more information on the awards described in the Grants of Plan-Based Awards Table, refer to the "Annual Incentive Compensation" and "Long-Term Equity Incentive Compensation" sections in the CD&A, as well as "Severance and Change of Control Arrangements" for how these awards are treated under various termination and change of control scenarios.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested [1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [1] ($)
Barry C. McCarthy	47,004	188,014 [2]	48.92	11/26/2025	65,413 [3]	3,265,417	4,984 [4]	248,801
	—	128,205 [5]	44.69	4/1/2029	13,426 [6]	670,226	3,776 [7]	188,498
Keith A. Bush	13,785	6,893 [8]	72.17	3/31/2024	1,386 [9]	69,189	1,029 [10]	51,368
	6,390	12,782 [11]	73.21	2/21/2025	2,732 [12]	136,381	779 [13]	38,888
	—	53,419 [14]	44.69	4/1/2029	6,052 [15]	302,116	1,014 [16]	50,619
					5,594 [17]	279,252	768 [18]	38,339
					1,849 [19]	92,302	2,077 [4]	103,684
							1,573 [7]	78,524
Jeffrey L. Cotter	3,398	6,798 [20]	68.62	6/11/2025	1,458 [21]	72,783	541 [22]	27,007
	—	32,051 [14]	44.69	4/1/2029	3,356 [17]	167,532	410 [23]	20,467
					1,207 [19]	60,253	1,246 [4]	62,200
							944 [7]	47,124
Peter J. Godich	5,347	—	67.08	2/12/2022	430 [24]	21,466	319 [25]	15,924
	3,636	—	54.30	2/17/2023	888 [12]	44,329	242 [26]	12,081
	4,208	2,105 [27]	75.61	2/23/2024	2,350 [17]	117,312	330 [16]	16,474
	2,077	4,154 [11]	73.21	2/21/2025	783 [19]	39,087	250 [18]	12,480
	—	22,436 [14]	44.69	4/1/2029	1,958 [28]	97,743	872 [4]	43,530
							661 [7]	32,997
Michael S. Mathews	1,426	—	67.08	2/12/2022	298 [24]	14,876	221 [25]	11,032
	4,848	—	54.30	2/17/2023	1,543 [29]	77,027	167 [26]	8,337
	2,914	1,457 [27]	75.61	2/23/2024	615 [12]	30,701	228 [16]	11,382
	1,438	2,876 [11]	73.21	2/21/2025	2,563 [15]	127,945	173 [18]	8,636
	—	9,615 [14]	44.69	4/1/2029	1,007 [17]	50,269	374 [4]	18,670
					783 [19]	39,087	283 [7]	14,127
Malcolm J. McRoberts	12,372	—	50.32	2/27/2021	959 [24]	47,873	712 [25]	35,543
	12,832	—	67.08	2/12/2022	2,186 [12]	109,125	539 [26]	26,907
	26,356	—	54.30	2/17/2023	2,902 [15]	144,868	811 [16]	40,485
	10,095	3,281 [27]	75.61	2/23/2024	4,028 [17]	201,078	615 [18]	30,701
	—	9,488 [11]	73.21	2/21/2025	1,611 [19]	80,421	1,495 [4]	74,630
	—	38,462 [14]	44.69	4/1/2029	4,028 [28]	201,078	1,133 [7]	56,559
(1)Based on the $49.92 per share closing price of our common stock on December 31, 2019.
(2)Unvested portion of stock options granted on November 26, 2018, the remainder of which will vest in equal increments on each of November 26, 2020 and November 26, 2021.
(3)Unvested RSUs granted on November 26, 2018, the remainder of which will vest in equal increments on November 26, 2020 and November 26, 2021.
(4)OG PSUs based upon OG Revenue threshold of 33% granted on April 1, 2019. Mr. McRoberts forfeited these PSUs on December 31, 2019, his last day of employment. A more detailed discussion can be found in the "Long-Term Equity Incentive Compensation" section in the CD&A.
(5)Unvested portion of stock options granted on April 1, 2019, which vest in equal increments on each of the three anniversaries of the date of grant.
(6)Unvested RSUs granted on April 1, 2019, which vest in equal increments on each of the three anniversaries of the date of grant.
(7)TSR PSUs based upon TSR threshold of 25% granted on April 1, 2019. Mr. McRoberts forfeited these PSUs on December 31, 2019, his last day of employment. A more detailed discussion can be found in the "Long-Term Equity Incentive Compensation" section in the CD&A.
(8)Unvested portion of stock options granted on March 31, 2017, all of which will vest on March 31, 2020.
(9)Unvested restricted stock granted on March 31, 2017, all of which will vest on March 31, 2020.
(10)MOS PSUs based upon MOS Revenue threshold of 33% granted on March 31, 2017, Mr. Bush's hire date. A more detailed discussion can be found in the "Long-Term Equity Incentive Compensation" section in the CD&A.

(11)Unvested portion of stock options granted on February 21, 2018, all of which will vest on February 21, 2021. In Mr. McRoberts' case, these options vested on a prorated basis based on the number of days elapsed between the grant date and December 31, 2019, his last day of employment
(12)Unvested restricted stock granted on February 21, 2018, half of which vested on February 21, 2020, and half of which will vest on February 21, 2021. In Mr. McRoberts' case, these shares vested on a prorated basis based on the number of days elapsed between the grant date and December 31, 2019, his last day of employment.
(13)TSR PSUs based upon TSR threshold of 25% granted on March 31, 2017, Mr. Bush's hire date. A more detailed discussion can be found in the "Long-Term Equity Incentive Compensation" section in the CD&A.
(14)Unvested portion of stock options granted on April 1, 2019, which vest in equal increments on each of the four anniversaries of the date of grant. Mr. McRoberts forfeited these options on December 31, 2019, his last day of employment.
(15)Unvested RSUs granted on January 22, 2019, all of which will vest on January 22, 2021. In Mr. McRoberts' case, we paid to him the cash value of these RSUs on December 31, 2019, his last day of employment.
(16)MOS PSUs based upon MOS Revenue threshold of 33% granted on February 21, 2018. The number of PSUs outstanding for Mr. McRoberts was adjusted on a prorated basis based on the number of days elapsed between the grant date and December 31, 2019, his last day of employment.
(17)Unvested RSUs granted on April 1, 2019, which vest in equal increments on each of the four anniversaries of the date of grant.
(18)TSR PSUs based upon TSR threshold of 25% granted on February 21, 2018. The number of PSUs outstanding for Mr. McRoberts was adjusted on a prorated basis based on the number of days elapsed between the grant date and December 31, 2019, his last day of employment.
(19)Unvested RSUs granted on April 1, 2019, in conjunction with a stock grant made to all of our North American employees, which will vest in equal increments on each of the three anniversaries of the date of grant. In Mr. McRoberts' case, these shares vested on December 31, 2019, his last date of employment.
(20)Unvested portion of stock options granted on June 11, 2018, the remainder of which will vest in equal increments on each of June 11, 2020 and June 11, 2021.
(21)Unvested restricted stock granted on June 11, 2018, the remainder of which will vest in equal increments on each of June 11, 2020 and June 11, 2021.
(22)MOS PSUs based upon MOS Revenue threshold of 33% granted on June 11, 2018, Mr. Cotter's hire date. A more detailed discussion can be found in the "Long-Term Equity Incentive Compensation" section in the CD&A.
(23)TSR PSUs based upon TSR threshold of 25% granted on June 11, 2018, Mr. Cotter's hire date. A more detailed discussion can be found in the "Long-Term Equity Incentive Compensation" section in the CD&A.
(24)Unvested restricted stock granted on February 23, 2017, all of which vested on February 23, 2020. In Mr. McRoberts' case, these shares vested on a prorated basis based on the number of days elapsed between the grant date and December 31, 2019, his last day of employment.
(25)MOS PSUs based upon MOS Revenue threshold of 33% granted on February 23, 2017. A more detailed discussion can be found in the "Long-Term Equity Incentive Compensation" section in the CD&A.
(26)TSR PSUs based upon TSR threshold of 25% granted on February 23, 2017. A more detailed discussion can be found in the "Long-Term Equity Incentive Compensation" section in the CD&A.
(27)Unvested portion of stock options granted on February 23, 2017, all of which vested on February 23, 2020. In Mr. McRoberts' case, these options vested on a prorated basis based on the number of days elapsed between the grant date and December 31, 2019, his last day of employment.
(28)Unvested up-front AIP RSUs granted on April 1, 2019, which will vest in equal increments on each of the three anniversaries of the date of grant. Mr. McRoberts forfeited these RSUs on December 31, 2019, his last day of employment. A more detailed discussion can be found in the "Annual Incentive Compensation" section in the CD&A.
(29)Unvested RSUs granted on January 19, 2018, all of which vested on January 19, 2020.
2019 STOCK VESTED

	Restricted Stock/RSUs		PSUs
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Barry C. McCarthy	16,353	858,042	—	—
Keith A. Bush	2,752	127,530	—	—
Jeffrey L. Cotter	728	29,841	—	—
Peter J. Godich	2,714	134,411	1,154	49,945
Michael S. Mathews	3,419	161,037	769	33,282
Malcolm J. McRoberts	11,668	575,464	2,788	120,665
(1)Value realized equals the closing price of our common stock on the vesting date multiplied by the number of shares vested.
(2)The number of shares earned under the PSUs were determined based upon MOS revenue and TSR over the 2016-2018 performance period and were paid on January 22, 2019. The fair market value on January 22, 2019, was the close price of $43.28. PSUs paid out at 125% for MOS-based PSUs and 0% for the TSR-based PSUs

Non-Qualified Deferred Compensation
Our Deferred Compensation Plan permits eligible employees to defer annually the receipt of up to 100 percent of base salary, and up to 50 percent of annual bonuses. In connection with this plan, we have created a non-qualified grantor trust (commonly known as a Rabbi Trust) through which our obligations under the plan are funded. No assets are set aside for individual participants in the plan, and the trust assets remain subject to the claims of our creditors. Amounts deferred under the plan are payable on the earliest to occur of a change of control of our company, the participant's termination of employment, disability or death, or the date for payment selected by the participant, unless a delay in payments is otherwise required by Section 409A. Deferred amounts are credited with gains and losses based on the performance of deemed investment options (i.e., phantom funds) selected by the participant. We also may make ERISA excess payments and/or contributions of benefit plan equivalents to participants' accounts if IRS limits or the deferrals made by a participant under this plan have the effect of reducing the contributions they otherwise would receive from us under our qualified benefit plans.
NON-QUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year[1]	Aggregate Earnings in Last Fiscal Year[2]	Aggregate Withdrawals/Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Name	($)	($)	($)	($)	($)
Barry C. McCarthy	—	—	—	—	—
Keith A. Bush	—	—	—	—	—
Jeffrey L. Cotter	—	—	—	—	—
Peter J. Godich	—	—	167	—	7,950
Michael S. Mathews	—	—	15	—	722
Malcolm J. McRoberts	—	—	174	—	8,322
(1)Company contributions in the form of ERISA excess payments and benefit plan equivalents are made after the end of the year to which they relate. Contributions made in 2019 are reflected in this column. No amounts were deferred by the NEOs in 2019.
(2)Amounts represent earnings on contributions and deferrals made in prior years. Participants in this plan allocate their deferrals into phantom funds similar to the funds available under our qualified retirement plans. Amounts reported reflect the performance of these phantom funds.
The measurement funds available under the Deferred Compensation Plan, and their annualized returns as of December 31, 2019, are as follows:

Fund	Asset Category	Ticker	Rate of Return (%)
Vanguard Federal Money Market Investor	Money Market-Taxable	VMFXX	2.14
Vanguard VIF Total Bond Market Index	Intermediate Core Bond	N/A	8.67
Vanguard Large-Cap Index Fund Admiral Shares	Large Blend	VLCAX	31.39
Vanguard VIF Equity Index	Large Blend	N/A	31.30
Vanguard Growth Index Admiral	Large Growth	VIGAX	37.23
Vanguard Small Cap Index Adm	Small Blend	VSMAX	27.37
Vanguard Developed Markets Index Adm	Small Blend	VTMG	22.05
Vanguard Emerging Markets Stock Index Admiral	Diversified Emerging Markets	VEMAX	20.31
Severance and Change of Control Arrangements
Severance Arrangements
We have adopted a severance plan for our executive officers. The plan replaced all prior severance arrangements or agreements with each of our NEOs, with the exception of Mr. McCarthy's employment agreement, which remains in place and which contains provisions with respect to severance. The severance plan and the severance provisions in Mr. McCarthy's employment agreement are collectively referred to as severance arrangements. The severance arrangements are intended to facilitate each executive's attention to the affairs of our business and to recognize each executive's key role within our organization. Receipt of the benefits described below is conditioned upon Mr McCarthy or the NEO entering into a release of certain claims. The NEOs are also required by their severance arrangements to maintain the confidentiality of our confidential information after their termination.
Mr. McCarthy's employment agreement provides that if he is terminated by us without Cause or he resigns for Good Reason, as those terms are defined in his agreement, he will be entitled to receive 12 months of base salary, payable in accordance with our regular payroll cycle over 12 months, and up to 12 additional months of base salary, subject to offset for earned income from other full-time employment, which he must use reasonable efforts to pursue. He will also be entitled to up to 12 months of health coverage premium continuation if he elects coverage and he will be entitled to executive-level outplacement services. In addition, if the termination occurs within the first two years of employment, he will receive an amount equal to his target annual incentive bonus, payable in installments in accordance with our regular payroll cycle over 12 months, and a pro-rated portion of any guaranteed annual incentive bonus.
The executive severance plan applicable to the other NEOs provides that if an NEO is terminated by us without Cause or the NEO terminates employment for Good Reason, as those terms are defined in the plan, the NEO will be entitled to receive 12 months of salary, which may be paid in a lump sum or over time with the company's regular payroll, reimbursement for executive-level outplacement services in an amount up to $25,000, and a lump sum payment of $20,000 to cover other expenses incurred in connection with employment transition.
Change in Control Arrangements
Mr. McCarthy's employment agreement provides that if he is terminated by us without Cause or he resigns for Good Reason within 24 months following a change in control, he will be entitled to receive two times the sum of his annual base salary plus his target annual incentive bonus, payable in a lump sum. All severance payments are conditioned upon Mr. McCarthy signing a release of claims and otherwise complying with his contractual obligations.
The executive severance plan applicable to the other NEOs provides that if an NEO is terminated following a change in control, or the NEO terminates employment for Good Reason following a change in control, as those terms are defined in the plan, the NEO will be entitled to receive 18 months of salary payable in a lump sum, reimbursement for executive-level outplacement services in an amount up to $25,000, and a lump sum payment of $20,000 to cover other expenses incurred in connection with employment transition. All severance payments are conditioned upon the NEO signing a release of claims and otherwise complying with his or her contractual obligations.
Treatment of Equity Awards
Mr. McCarthy's employment agreement provides that the RSU, PSU and option awards Mr. McCarthy received upon hire, as well as those he received in fiscal 2019, contain terms providing for continued vesting in the event of a termination without Cause or a termination for Good Reason (as those terms are defined in the respective award agreements) on or prior to the second anniversary of the award date. For all remaining NEOs, any unvested RSUs will vest on a pro-rata basis in the event the NEO is terminated without Cause or for Good Reason, with the exception of the RSUs granted to NEOs as part of our New Day stock award, when all of our North American employees became shareholders. The New Day RSUs vest immediately following a termination without Cause. With respect to PSUs granted to our remaining NEOs, if the NEO is terminated without Cause or for Good Reason following the first anniversary of the award date, the NEO will be entitled to receive a pro-rata distribution at the end of the relevant performance period.
All of our NEOs' stock awards, including Mr. McCarthy's, provide that, upon a change in control, vesting of RSUs, PSUs and options will accelerate only if the acquiring or surviving entity fails to honor the award agreements with comparable equity, or if the NEO is terminated without Cause or resigns for Good Reason following such change in control. The PSUs contain a further condition that accelerated vesting only occurs if the change in control occurs after the one-year anniversary of the award date, with the PSUs being paid in cash, calculated based on the value of our common stock on business day immediately prior to the change in control multiplied by the number of shares that would have been issued under the PSU if the target set forth in the PSU award agreement had been achieved. In the event of a termination following a change in control, each of those awards would accelerate and be paid out based on the stock price on the date of the termination multiplied by the number of shares that would have been issued if the target were achieved.
Finally, all of our RSU awards provide for accelerated vesting in the event of an NEO's death, disability, or approved retirement (all as defined in the award agreements). Mr. McCarthy's PSUs would continue to vest following his death or disability. For our other NEOs, following death, disability or approved retirement, PSUs provide for a pro-rated cash payout as would occur in the event of a termination without Cause or for Good Reason.
The foregoing summary is qualified in its entirety by reference to the complete text of Mr. McCarthy's employment agreement, the severance plan, and the forms of retention agreement, stock option, restricted stock, RSU and PSU award agreements, all of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019.

The following table illustrates the aggregated payments that would be received by the current NEOs, assuming a hypothetical qualifying termination event occurring on December 31, 2019. We do not have single-trigger change in control arrangements; thus, none of our NEOs is entitled to receive any severance payments unless a termination occurs following the change in control. To the extent an amount due includes the value of any equity acceleration, such value is based upon the number of equity awards that would have vested if termination occurred on the last business day of fiscal 2019, multiplied by the closing price of our common stock as of that date ($49.92), or, in the case of options, multiplied by the difference between the exercise price and such closing price.

Name	Change in Control[1]	Without Cause[2]	For Cause[3]	Retirement[4]	Death & Disability[5]
Barry C. McCarthy	5,774,358	2,034,623	—	1,080,000	1,741,240
Keith A. Bush	3,648,894	2,144,152	174,635	433,755	1,997,882
Jeffrey L. Cotter	2,094,596	1,211,494	—	360,000	822,476
Peter J. Godich	1,703,634	942,428	—	961,698	785,779
Michael S. Mathews	1,993,096	1,489,225	125,333	180,250	696,002
(1)Severance under Mr. McCarthy's employment agreement due to a change in control termination is equal to two times base salary plus pro-rata bonus, health coverage premiums, executive outplacement services and accelerated vesting. Severance for all other NEOs under a change in control is equal to one-and-a-half times base salary, plus pro-rata bonus, executive outplacement services, lump sum employment transition payment, and accelerated equity vesting.
(2)Severance under Mr. McCarthy's employment agreement due to termination without cause is equal to 12 months of base salary with the possibility of an additional 12 months offsetting earned income from other full-time employment, plus pro-rata bonus, health coverage premiums, and executive outplacement services. Mr. McCarthy does not receive any accelerated vesting, as his awards would continue to vest. Severance for all other NEOs under a termination without cause is equal to 12 months of base salary, plus pro-rata bonus, executive outplacement services, lump sum employment transition payment, and accelerated equity vesting.
(3)Amounts listed represent previously earned compensation which was deferred and would become payable at the time of termination.
(4)For retirement, a pro-rated bonus would be paid. For approved retirements meeting an age plus years of service qualification, accelerated equity vesting may apply depending on the grant type and terms.
(5)For death and disability, pro-rated bonus plus accelerated equity vesting may apply depending on the grant type and terms.
Payments Made Upon Termination
Regardless of the manner in which an NEO's employment terminates, the NEO is entitled to receive, subject to any applicable claw back provisions, certain amounts, including:

•	annual incentive compensation earned during the fiscal year for certain termination causes, which include qualified retirement;

•	vested shares awarded under our LTIP;

•	amounts contributed under the 401(k) Plan and executive compensation deferral programs; and

•	accrued vacation pay.
CEO Pay Ratio
We are required by SEC rules and regulations to disclose a reasonable estimate of the ratio of the annual total compensation for our President and CEO to the annual total compensation of our median employee. For the year ended December 31, 2019, the annual total compensation for Mr. McCarthy was $5,275,869, consisting of Mr. McCarthy's total compensation as reported in the Summary Compensation Table plus $29,806 for the cost of his employer-sponsored health and welfare benefits. The annual total compensation for our median employee was $61,195 calculated in accordance with SEC rules. For 2019, the annual total compensation of Mr. McCarthy was 86.7 times that of our median employee.

For purposes of identifying our median employee, we used our United States and Canadian employee population as of November 1, 2019 which consisted of 6,458 total employees, of which 5,656 employees were employed in the U.S. and 687 employees were employed in Canada. We excluded employees in each of the following countries: Ireland – 1 employee; Bulgaria – 22 employees; and Australia – 92 employees. As permitted by SEC rules and regulations, we excluded employees acquired in 2019, leased employees and independent contractors. To determine our median employee, we used base salary for the 12-month period ending October 31, 2019, as our compensation measure that we applied consistently to all employees. We annualized this amount for permanent employees who commenced employment during that period. We also chose to include the cost of the median employee's employer-sponsored health and welfare benefits, including medical, dental and life insurance, as well as short- and long-term disability coverage, in the calculation of our median employee's total annual compensation. For Canadian employees, we converted their pay amounts to U.S. dollars using the spot rate as of November 1, 2019.

ITEM 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
We believe that it is appropriate to seek the approval of shareholders on the design and effectiveness of the compensation program for our Named Executive Officers, and, therefore, are providing shareholders with the opportunity to cast a non-binding advisory vote, pursuant to Section 14A of the Exchange Act, as described below.
Results of 2019 Advisory Vote on Compensation
At last year's annual meeting, our shareholders provided an advisory vote indicating their support (over 89%) of our compensation program for our Named Executive Officers. The Compensation Committee considered the results of the advisory vote. Given that these results reflected strong support for our Named Executive Officers' compensation, the committee did not make any changes to executive compensation policies and decisions as a result of the 2019 advisory vote. Nevertheless, we continue to monitor current and emerging best practices with respect to the design of executive compensation programs, assess our compensation programs in light of our strategic initiatives for delivering shareholder value, regularly assess risk inherent in our compensation programs, and solicit views of analysts and institutional investors in the course of our regular interactions with them.
2020 Advisory Vote on Compensation
Our shareholders previously have supported the board's recommendation that advisory votes on executive compensation be held annually. As a result, we are again seeking our shareholders' input on our executive compensation program. The Compensation Discussion and Analysis describes in greater detail our executive compensation program and decisions made by the Compensation Committee in 2019. We believe that the compensation program for the Named Executive Officers is instrumental in helping us achieve our strong financial performance and executing against our strategy, and we request the vote of shareholders on the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Deluxe's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables and the narrative disclosures that accompany the compensation tables set forth in this Proxy Statement.

As an advisory vote, the vote on Item 2 is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders and will consider the outcome of this vote when making future compensation decisions for Named Executive Officers.

The board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

ITEM 3: APPROVAL OF THE DELUXE CORPORATION 2020 LONG-TERM INCENTIVE PLAN
General
We are asking our shareholders to approve the Deluxe Corporation 2020 Long-Term Incentive Plan (the 2020 Incentive Plan). On March 3, 2020, upon recommendation of our Compensation Committee and subject to shareholder approval, our board adopted the 2020 Incentive Plan. The 2020 Incentive Plan is intended to promote the interests of our company and our shareholders by incenting management personnel to put forth maximum efforts for the success of our business and afford such personnel an opportunity to acquire ownership interests in our company. Our compensation strategy is outlined in further detail in the Compensation Discussion and Analysis section of this proxy statement, beginning on page 21.
The 2020 Incentive Plan is an omnibus equity incentive plan that allows us to grant stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance share units (PSUs), dividend equivalents and other stock-based awards to employees, officers, consultants, independent contractors and non-employee directors. The total number of shares of common stock that may be issued under all stock-based awards under the 2020 Incentive Plan will be 5 million newly requested shares. In addition, shares subject to any outstanding awards under our prior stock incentive plans that are forfeited, canceled or reacquired by the company after the effective date of the new 2020 Incentive Plan will become available for re-issuance under the 2020 Incentive Plan.
All shares subject to stock options, SARs or similar awards, the value of which awards are based solely on an increase in the value of the shares after the date of grant, will count against the 2020 Incentive Plan’s reserve on a 1:1 basis for each share subject to the award. For all other awards (generally referred to as “full value” awards), each share subject to such awards will count as 2.23 shares against the 2020 Incentive Plan’s reserve.
Reasons for Adopting the 2020 Incentive Plan
We are asking our shareholders to approve the 2020 Incentive Plan so that we will have an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2020 and beyond. In connection with our business transformation initiatives, in April 2019, all of our North American employees became shareholders of the company. Additionally, we added executive leadership to lead new focus areas of our business, and doing so required issuance of stock compensation for hiring and retention purposes. Finally, as discussed earlier in this Proxy Statement, we modified our AIP to include an up-front equity component that is paid via an RSU grant.
Following all of these changes, our Compensation Committee does not believe a sufficient number of shares of common stock remain available for issuance under the existing 2017 Long-Term Incentive Plan (the 2017 Incentive Plan) for equity awards the Compensation Committee anticipates granting after our 2020 Annual Meeting of Shareholders. The total number of shares of common stock authorized for issuance under the 2017 Incentive Plan is 5 million shares, with 2.83 million shares remaining available for issuance as of February 1, 2020; however, “full value” awards (i.e., awards other than stock options or stock appreciation rights) reduce the number of aggregate shares available under the 2017 Incentive Plan by the number of shares covered by the full value award multiplied by 2.23.
Accordingly, we are proposing to replace the 2017 Incentive Plan with the 2020 Incentive Plan. Under the 2020 Incentive Plan, equity awards will be made both to executive officers and other employees and to non-employee directors.
Our board believes that the continuation of our stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the company. Unless the 2020 Incentive Plan is adopted, the board has concluded that we will need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors. The board believes this result will have a significantly negative impact on our compensation program and objectives. Accordingly, the board recommends adoption of the 2020 Incentive Plan in order to allow us the ability to continue to grant stock options, RSUs and PSUs to executive officers and other employees and RSUs to non-employee directors at current levels.
If the 2020 Incentive Plan is approved by our shareholders, no additional awards will be granted under the 2017 Incentive Plan (although all outstanding awards previously granted under previous stock incentive plans will remain outstanding and subject to the terms of the plan). However, shares subject to any outstanding awards under our prior plans that are forfeited, canceled or reacquired by the company will become available for re-issuance under the 2020 Incentive Plan.

If the 2020 Incentive Plan is not approved by shareholders, we will continue to use the 2017 Incentive Plan in its current form as the framework for our equity incentive compensation program until its expiration date. However, after the 2017 Incentive Plan's expiration date, or if the authorized shares are depleted prior to its expiration date, we would not be able to continue to offer a long‑term incentive program that employs equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with those of our shareholders through a program that includes stock ownership.
The complete text of the 2020 Incentive Plan is attached as Annex B to this proxy statement. The following summary is qualified in its entirety by reference to Annex B.
Summary of the 2020 Long-Term Incentive Plan
The following table identifies key features of the 2020 Incentive Plan.

Key Feature	Description
Independent Committee Administration	The 2020 Incentive Plan is administered by our Compensation Committee comprised entirely of independent directors.
No Evergreen Provision	The 2020 Incentive Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2020 Incentive Plan.
Limit on Shares Authorized
Under the 2020 Incentive Plan, the aggregate number of shares that may be issued is 5,000,000 newly requested shares. In addition, shares subject to any outstanding awards under our prior stock incentive plans that are forfeited, canceled or reacquired by the company will become available for re-issuance under the 2020 Incentive Plan.

Plan Uses "Fungible" Share Counting
All shares subject to stock options, stock appreciation rights or similar awards, the value of which awards are based solely on an increase in the value of the shares after the date of grant, will count against the 2020 Incentive Plan’s reserve on a 1:1 basis for each share subject to the award. For all other awards (generally referred to as “full value” awards), each share subject to such awards will count as 2.23 shares against the 2020 Incentive Plan’s reserve.

No Discounted Stock Options or Stock Appreciation Rights
Stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or SAR previously granted by an entity that is acquired by or merged with the company).

No Repricing of Stock Options or SARs
The 2020 Incentive Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities) without shareholder approval.

No Liberal Share "Recycling"
The 2020 Incentive Plan provides that any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the company or tendered to satisfy tax withholding obligations with respect to any award, (iii) covered by a stock-settled stock appreciation right not issued in connection with settlement upon exercise, or (iv) repurchased by the company using option proceeds will not be added back (“recycled”) to the 2020 Incentive Plan.

Minimum Vesting Period
A maximum of 5% of the aggregate number of shares available for issuance under the 2020 Incentive Plan may be issued without a vesting period of at least one year following the date of grant. All other awards will have a minimum vesting period of at least one year, subject to limited exceptions in the case of a change in control, death, or disability, awards received in lieu of other earned compensation, and awards granted to our non-employee directors that vest no earlier than the next annual shareholder meeting date.

No Liberal Change in Control Definition
The 2020 Incentive Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or shareholder approval (rather than the consummation of) a change in control transaction.

No Dividends or Dividend Equivalents Paid on Unvested Awards
The 2020 Incentive Plan prohibits the payment of dividends or dividend equivalents on awards until those awards are earned and vested. In addition, the 2020 Incentive Plan prohibits the granting of dividend equivalents with respect to stock options, SARs or an award the value of which is based solely on an increase in the value of the company’s shares after the grant of the award.

Awards Subject to Forfeiture or Clawback	Awards under the 2020 Incentive Plan will be subject to our Incentive Compensation Recovery Policy, as well as any other forfeiture and penalty conditions determined by the Compensation Committee.

Historical Equity Granting Practices and Voting Power Dilution
In determining the number of shares to authorize for issuance under the 2020 Incentive Plan, the Compensation Committee considered, among other factors, historical amounts of equity awards granted and potential future grants over the next several years. Our three-year average "burn rate" was 1.33% for fiscal years 2017 through 2019. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed, net of grants forfeited, canceled or expired, as a percent of our basic weighted average common shares outstanding for that year.
Potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. The table below demonstrates the potential voting power dilution resulting from the adoption of the 2020 Incentive Plan.

Voting Power Dilution Calculation	Share Allocation	Voting Power Dilution (Fully Diluted Basis) [1]
Number of Shares Available for Future Grants	5,000,000	10.12%
Number of Shares Granted & Still Outstanding	2,289,975	4.63%
Total	7,289,975	14.75%
Total Voting Power Dilution:	14.75%
(1)    Based on 42,188,275 shares outstanding.
We believe that our historical burn rate and equity granting practices, as well as the potential dilution resulting from the adoption of the 2020 Incentive Plan, are reasonable for a company of our size in our industry. Further, the Compensation Committee expects the shares authorized under the 2020 Incentive Plan to be sufficient to make awards of equity compensation for the next three fiscal years.
Shares Available For Awards
The 2020 Incentive Plan would provide for the issuance of up to 5 million shares of common stock. All shares subject to stock options, SARs or similar awards, the value of which awards are based solely on an increase in the value of the shares after the date of grant, will count against the 2020 Incentive Plan’s reserve on a 1:1 basis for each share subject to the award. For all other awards (generally referred to as “full value” awards), each share subject to such awards will count as 2.23 shares against the 2020 Incentive Plan’s reserve. If awards issued under the 2020 Incentive Plan expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2020 Incentive Plan. However, under the share counting provisions of the 2020 Incentive Plan, the following classifications of shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a SAR that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.
Awards under the 2020 Incentive Plan are also subject to annual limitations. No individual eligible participant who is an officer, employee or other service provider who is not a non-employee director may be granted awards under the 2020 Incentive Plan for more than 500,000 shares of our common stock in any calendar year. In addition, no non-employee director may be granted awards under the 2020 Incentive Plan with a value of more than $500,000 in the aggregate in any calendar year, but such limit will not apply to any award granted pursuant to an election by the non-employee director to receive an award in lieu of all or a portion of board and committee retainers.
The Compensation Committee can adjust the number of shares and share limits described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2020 Incentive Plan. Any adjustment determination made by the Compensation Committee shall be final, binding and conclusive.

Administration
The Compensation Committee will administer the 2020 Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2020 Incentive Plan. Subject to the provisions of the 2020 Incentive Plan, the Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Compensation Committee will have authority to interpret the 2020 Incentive Plan and establish rules and regulations for the administration of the 2020 Incentive Plan.
The Compensation Committee may delegate its powers under the 2020 Incentive Plan to one or more officers or directors, subject to the requirements of applicable law and exchange requirements. However, such delegated officers will not be permitted to grant awards to any members of the board or executive officers who are subject to Section 16 of the Exchange Act.
Eligible Employees
Any employee or non‑employee director of our company or its affiliates selected by the Compensation Committee would be eligible to receive an award under the 2020 Incentive Plan. As of the date of this Proxy Statement, if the 2020 Incentive Plan were in effect, aside from broad-based grants to our general North American employee population, approximately 200 employees and officers, plus our non‑employee directors, would be eligible to be selected by the Compensation Committee to receive incentive awards under the Plan.
Types of Awards and Terms and Conditions
The 2020 Incentive Plan would permit the granting of:

•	stock options, including both incentive stock options (“ISOs”) and non-qualified stock options (together with ISOs, “options”);

•	SARs;

•	restricted stock and RSUs (including performance shares or PSUs) ;

•	dividend equivalents; and

•	other stock-based awards.
Awards could be granted alone, in addition to, in combination with or in substitution for any other award granted under the 2020 Incentive Plan or any other compensation plan. Notwithstanding the foregoing, although a SAR could be granted in tandem with a non‑qualified stock option, the recipient could exercise only one or the other and the shares would be counted only once toward reduction of the authorized share pool. Awards could be granted for no cash consideration or for such minimal cash consideration as might be required by applicable law, and could provide that upon the grant or exercise thereof, the holder would receive cash, shares of common stock or other securities, awards or property, or any combination of these. The exercise price per share under any stock option, the grant price of any SAR and the purchase price of any security that could be purchased under any other stock‑based award could not be less than the fair market value on the date of grant of such option, SAR or award. Determinations of fair market value under the 2020 Incentive Plan would be made in accordance with methods and procedures established by the Compensation Committee, but the fair market value of our shares always would be based on the closing price of those shares on the relevant date.
The 2020 Incentive Plan requires at least a one‑year minimum vesting period for time‑based awards and a performance period of at least one year for performance‑based awards, subject to limited exceptions in the case of a change in control, death, disability, awards received in lieu of other earned compensation, awards granted to our non-employee directors that are set to vest no earlier than the next annual shareholder meeting date, and awards involving an aggregate number of shares not in excess of 5% of the plan’s share reserve.
Stock Options. Options granted under the 2020 Incentive Plan could not have terms longer than ten years, except that in the event the recipient of an incentive stock option owned more than ten percent of our stock, the term of the option could be no longer than five years. Option recipients could exercise their options by tendering cash, shares of common stock or other consideration having a fair market value on the date the option was exercised equal to the exercise price, or 110% of the fair market value if the payment were in exercise of an incentive stock option by a participant who owned more than ten percent of our stock. The 2020 Incentive Plan would not permit the grant of additional options to purchase shares of common stock to participants who exercised their options by delivery of shares in payment of the exercise price. No options could be granted at an exercise price less than the fair market value of the underlying shares on the date of grant.

Stock Appreciation Rights. SARs granted under the 2020 Incentive Plan could not have terms longer than ten years. The holder of a SAR would be entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of common stock over the grant price of the SAR, which can be no less than the fair market value of the underlying shares on the grant date.
We would receive no consideration for the grant of options or SARs under the 2020 Incentive Plan, other than the services rendered to us by the recipient.
Restricted Stock and RSUs. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Committee. The holder of RSUs will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Compensation Committee, subject to the minimum vesting provisions described above. For example, at the Compensation Committee’s discretion, awards may be conditioned upon a participant’s completion of a specified period of service, or upon the achievement of one or more performance goals established by the Compensation Committee, or upon any combination of service based and performance based conditions (subject to minimum vesting requirements). A restricted stock or RSU award that is conditioned in whole or in part upon the achievement of one or more financial or other company-related performance goals (including goals specific to the participant's individual performance, other than performance of service alone) is generally referred to as a performance share or a PSU award.
Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the company to shareholders with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend or dividend equivalent with respect to a share underlying any other award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.
Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2020 Incentive Plan. No such stock-based awards will contain a purchase right or an option-like exercise feature.
Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the 2020 Incentive Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the company or any affiliates. However, the Compensation Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the General Instructions to Form S-8 under the Securities Act of 1933, as amended. The Compensation Committee may also establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.
Recoupment. Awards under the 2020 Incentive Plan will be subject to our Incentive Compensation Recovery Policy, as well as any other forfeiture and penalty conditions determined by the Compensation Committee.
Termination and Amendment
The 2020 Incentive Plan has a term of ten years expiring on March 3, 2030, unless terminated earlier by the board. The board may from time to time amend, suspend or terminate the 2020 Incentive Plan. No amendment or modification of the 2020 Incentive Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award (except in the case of a corporate transaction as described below). Amendments to the 2020 Incentive Plan must be approved by the shareholders, if required under the listing requirements of the NYSE or any other securities exchange applicable to the company, or if the amendment would (i) increase the number of shares authorized under the 2020 Incentive Plan, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per-person share limits under the 2020 Incentive Plan.
Awards under the 2020 Incentive Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the company. In the event of such a corporate transaction, the Compensation Committee or the board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):

•
termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s vested rights under the award. Awards may be terminated without payment if the Compensation Committee or board determines that no amount is realizable under the award as of the time of the transaction;

•	replacement of any award with other rights or property selected by the Compensation Committee or the board, in its sole discretion;

•
the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices;

•	require that any award shall become exercisable or payable or fully vested, notwithstanding anything to the contrary in the applicable award agreement; or

•	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.
Federal Tax Consequences
Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.
Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.
Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.
Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). If the award permits dividends or their equivalents to accrue while the restricted stock is subject to a substantial risk of forfeiture, such amount will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.
RSUs and Other Stock-Based Awards. Recipients of grants of RSUs (including PSUs) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to accrue while the RSU is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying stock unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Limitations On Company’s Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2020 Incentive Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which are effective for taxable years beginning on and after January 1, 2018. The Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. Therefore, compensation paid to a covered executive under the 2020 Incentive Plan in excess of $1 million generally will not be deductible.
Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.
Section 409A of the Internal Revenue Code. The Compensation Committee intends to administer and interpret the 2020 Incentive Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.
New Plan Benefits
No benefits or amounts have been granted, awarded or received under the 2020 Incentive Plan. The Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2020 Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2020 Incentive Plan is approved by our shareholders.
The closing price of a share of our common stock as reported on the NYSE on March 2, 2020, was $33.11.

The following table provides information concerning all of our equity compensation plans as of December 31, 2019:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	2,263,602	[1]	$53.92	[1]	7,498,216	[2]
Equity compensation plans not approved by shareholders	—		—		—
Total	2,263,602		$53.92		7,498,216

(1) Includes awards granted under our 2017 Incentive Plan and our previous stock incentive plans. The number of securities to be issued upon exercise of outstanding options, warrants and rights includes outstanding stock options of 1,347,152, RSU awards of 663,956 and 252,494 shares subject to outstanding PSU awards. The number of PSUs reflects the target amount for awards outstanding as of December 31, 2019. The actual number of shares issued under our PSU awards will range between 0% and 200% of the target amount based on our performance relative to the applicable performance goals as determined by our Compensation Committee following the end of the performance period. The PSU and RSU awards are not included in the weighted-average exercise price of outstanding options, warrants and rights because they require no consideration upon vesting.

(2) Includes 3,410,935 shares reserved for issuance under our Amended and Restated 2000 Employee Stock Purchase Plan and 4,078,281 shares available for issuance under our 2017 Incentive Plan. Under the 2017 Incentive Plan, full value awards such as restricted stock, RSUs and share-based PSUs reduce the number of shares available for issuance by a factor of 2.23, or if such an award were forfeited or terminated without delivery of the shares, the number of shares that again become eligible for issuance would be multiplied by a factor of 2.23.

The board recommends that you vote FOR the approval of the Deluxe Corporation 2020 Long-Term Incentive Plan.

ITEM 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to examine our financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2020.
Pursuant to the Audit Committee's charter, the board is submitting the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, to the shareholders for ratification. Shareholder approval of this appointment is not required, but the board is submitting the selection of PricewaterhouseCoopers LLP for ratification in order to obtain the views of our shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. We anticipate that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be able to respond to appropriate questions from shareholders.

The board recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Audit Committee Report
The following is the report of the Audit Committee with respect to our audited financial statements presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which includes our consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of (loss) income, comprehensive (loss) income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2019, and the notes thereto. This report also addresses certain matters related to our independent registered public accounting firm. The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.
The Audit Committee of the Board of Directors currently is comprised of the four undersigned directors, all of whom have been determined by the board to be independent under the rules of the SEC and the NYSE. The Audit Committee acts under a written charter approved by the Board of Directors. The Audit Committee reviews the adequacy of that charter on an annual basis. A complete copy of the committee’s charter is posted on our website at www.deluxe.com under "Who We Are – Investor Relations – Corporate Governance – Audit Committee Charter."
Financial Statements
As stated in its charter, the Audit Committee assists the board in monitoring the integrity of our financial statements, the effectiveness of the internal audit function and independent registered public accounting firm, and our compliance systems. In carrying out these responsibilities, the Audit Committee met with management periodically during the year to consider the adequacy of our internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with PricewaterhouseCoopers LLP, our independent registered public accounting firm, and with the appropriate financial personnel and internal auditors, and met privately on a regular basis with both the independent registered public accounting firm and with the internal auditors, each of whom reports to and has unrestricted access to the Audit Committee.
The Audit Committee reviewed with management and the independent registered public accounting firm our 2019 audited financial statements and met with both management and the independent registered public accounting firm to discuss those financial statements and reports prior to issuance. Management has the primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. Management has represented, and PricewaterhouseCoopers LLP has indicated in its opinion to the Audit Committee, that we maintained, in all material respects, effective internal control over its financial reporting as of December 31, 2019, and that the financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, our financial condition and results of operations.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards.
The Audit Committee also received from, and discussed with, the independent registered public accounting firm the written disclosures and letter required by applicable requirements of The Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. As part of its efforts to ensure the independence of our independent registered public accounting firm, the committee maintains a policy requiring the pre-approval by the committee of all services to be provided by the independent registered public accounting firm and reviews all services actually performed by the independent registered public accounting firm in connection with its discussions regarding the independent registered public accounting firm’s continued independence.
Based on the review and discussions referred to above, the committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since 2001. In determining whether to reappoint our independent registered public accounting firm, our Audit Committee undertakes an annual formal evaluation of the independent registered public accounting firm, during which it considers responses to questionnaires completed by members of the Audit Committee and management, the quality of its discussions with and the performance of the lead audit partner, the audit team assigned to our account, the overall strength and reputation of the firm and issues pertaining to auditor independence, including fees that our independent registered public accounting firm receives for non-audit services.
In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. Our Audit Committee is involved in the selection of our audit partners pursuant to this rotation policy including meetings between the Chair of the Audit Committee and candidates for that role, as well as discussion by the committee and with management.
MEMBERS OF THE AUDIT COMMITTEE
John L. Stauch, Chair
Ronald C. Baldwin
Don J. McGrath
Stephen P. Nachtsheim
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP during the years ended December 31, 2019 and 2018 were as follows:

Fees	2019 ($)	2018 ($)
Audit Fees[1]	3,146,700	2,715,246
Audit-Related Fees[2]	106,221	632,015
Tax Fees[3]	80,956	544,689
All Other Fees[4]	2,700	2,766
Total Fees	3,336,577	3,894,716
(1)Audit Fees billed for the years ended December 31, 2019 and 2018 were for professional services rendered for audits of the annual consolidated financial statements and our internal controls over financial reporting, reviews of the related quarterly financial statements included in our quarterly reports on Form 10-Q filed with the SEC, and consultations regarding accounting or disclosure treatment of transactions which were directly part of the audit. The fees also included professional services for audits of the separate financial statements of our subsidiaries.
(2)The Audit-Related Fees in 2019 related to controls assessments and recommending services in connection with new systems being implemented. The Audit-Related Fees in 2018 related to independent testing of our business process and Information Technology general controls at our data centers and related reporting pursuant to American Institute of Certified Public Accountants (AICPA) standards, and procedures related to the adoption of new accounting standards that are not yet effective.
(3)Tax Fees in 2019 and 2018 consisted of fees for tax compliance and tax consulting professional services related to foreign, domestic and acquisition-related tax matters.
(4)All Other Fees consisted of license fees for the use of technical accounting research tools.
The Audit Committee approved all of the services and fees described above.
Policy on Audit Committee Pre-Approval of Accounting Firm Fees and Services
In order to assure that our independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining its independence, the Audit Committee has adopted a policy which requires the Audit Committee to review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is engaged to provide such services. The Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee; provided, however, that a full report of any such delegated approvals must be given at the next Audit Committee meeting. The Audit Committee is required to specifically approve the fee levels for all services. Requests for approval of services must be jointly submitted to the Audit Committee by the independent registered public accounting firm and by one of the following employees: CFO, Corporate Controller or Vice President Assurance and Risk Advisory Services, and must include (1) a joint statement as to whether, in their view, the request is consistent with the SEC's rules on auditor independence and (2) a reasonably detailed description of the proposed services. The complete text of our Audit and Non-Audit Services Pre-Approval Policy is posted on our website at www.deluxe.com under "Who We Are – Investor Relations – Corporate Governance – Audit and Non-Audit Services Pre-Approval Policy." A copy of the Policy is available to any shareholder who submits a request to our Corporate Secretary at Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.
2021 SHAREHOLDER PROPOSALS
Any shareholder proposals intended to be included in the Proxy Statement for the annual meeting of shareholders in 2021 must be received by our Corporate Secretary at 3680 Victoria Street North, Shoreview, Minnesota 55126 no later than the close of business on November 20, 2020. Proposals received by that date will be included in our 2020 Proxy Statement only if the proposals are proper for consideration at an annual meeting and are required for inclusion in the Proxy Statement by, and conform to, the rules of the SEC.
In accordance with the notice provisions contained in our bylaws, a shareholder may present a proposal at the 2021 annual meeting of shareholders that is not included in our Proxy Statement if proper written notice is given to our President and CEO or Corporate Secretary at our principal executive offices no later than the close of business on January 29, 2021. The notice must contain the information required by our bylaws, which are filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019. You may obtain a copy of the bylaws by writing to our Corporate Secretary.
OTHER BUSINESS
The board does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business scheduled to come before the meeting. If any other matters are brought before the meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of our company and our shareholders. The proxies solicited by us will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the meeting of which the board did not have knowledge a reasonable time before we printed and mailed these proxy materials.
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
Shareholders who wish to obtain a copy of our 2019 Annual Report and/or a copy of the Form 10-K filed with the SEC for the year ended December 31, 2019, may do so without charge by viewing these documents on our website at www.deluxe.com under "Who We Are – Investor Relations – SEC Filings" or by writing to: Corporate Secretary, Deluxe Corporation, 3680 Victoria Street North, Shoreview, Minnesota 55126.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey L. Cotter
Chief Administrative Officer, Senior Vice President
and General Counsel

ANNEX A
Non-GAAP Reconciliations

(dollars in millions)	AIP Incentive Program
Revenue Reconciliation
Reported Revenue	$2,009
Adjustments:
Other (including foreign currency exchange rate)	(2)

Enterprise Adjusted Revenue	$2,007

Reconciliation of Adjusted EBITDA
Net Loss	($200)
Interest expense	35
Income tax provision	14
Depreciation and amortization expense	126
EBITDA	(25)
Adjustments:
Asset impairment charges	391
Restructuring, integration and other costs	80
Share-based compensation expense	19
CEO transition costs	9
Certain legal-related expense	6
Other (including foreign currency exchange rate)	3
Subtotal adjustments	508

Enterprise Adjusted EBITDA	$483

2017 LTIP & PSUs
Revenue Reconciliation
Reported Revenue	$2,009
Adjustments:
Other (including foreign currency exchange rate)	(2)

Enterprise Adjusted Revenue	$2,007

Reconciliation of Adjusted Operating Income
Reported Operating Loss	($158)
Adjustments:
Asset impairment charges	391
Restructuring, integration and other costs	80
CEO transition costs	9
Certain legal-related expense	6
Subtotal adjustments	486

Enterprise Adjusted Operating Income	$328
Enterprise Adjusted Operating Margin	16.3%

ANNEX B

DELUXE CORPORATION
2020 LONG‑TERM INCENTIVE PLAN
Section 1.Purpose
The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company’s business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.
Section 2.Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock‑Based Award granted under the Plan.
(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).
(d)“Board” shall mean the Board of Directors of the Company.
(e)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(f)“Committee” shall mean the Compensation Committee, a standing committee of the Board, or such other committee as may be designated by the Board to administer the Plan; provided that if any committee other than the Compensation Committee is designated such committee shall have at least two members, and shall consist exclusively of members of the board of directors who are “independent” as defined by the rules of the New York Stock Exchange and “non‑employee directors” within the meaning of Rule 16b‑3.
(g)“Company” shall mean Deluxe Corporation, a Minnesota corporation, and any successor corporation.
(h)“Director” shall mean a member of the Board.
(i)“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.
(j)“Eligible Person” shall mean any employee, officer, non‑employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended. An Eligible Person must be a natural person.
(k)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(l)“Fair Market Value” of a Share shall be equal to the closing price of one Share on the New York Stock Exchange (“NYSE”) on the relevant date as reported by The Wall Street Journal (or, if such publication is no longer available, such other authoritative source as may be designated by the Committee); provided that if, on such date, the NYSE is not open for business or there are no Shares traded on such date, the Fair Market Value of a Share shall be equal to the closing price of one Share on the first day preceding such date on which the NYSE is open for business and has reported trades in the Shares. With respect to any property other than Shares (including, without limitation, any other securities), the Fair Market Value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(m)“Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right or similar Award, the value of which Option, Stock Appreciation Right or similar Award is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(o)“Non‑Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(p)“Option” shall mean an Incentive Stock Option or a Non‑Qualified Stock Option to purchase shares of the Company.
(q)“Other Stock‑Based Award” shall mean any right granted under Section 6(e) of the Plan.
(r)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(s)“Plan” shall mean the Deluxe Corporation 2020 Long‑Term Incentive Plan, as amended from time to time.
(t)“Prior Plans” shall mean the Deluxe Corporation 2017 Long‑Term Incentive Plan and any predecessor plans to such plan, as amended from time to time.
(u)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(v)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(w)“Rule 16b‑3” shall mean Rule 16b‑3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.
(x)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.
(y)“Securities Act” shall mean the Securities Act of 1933, as amended.
(z)“Share” or Shares” shall mean shares of common stock, $1.00 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(aa)“Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.
(ab)“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
Section 3.Administration
(a)Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;

(iv)
determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;

(v)	amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7;

(vi)	accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations of Sections 6 and 7;

(vii)
determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended;

(viii)
determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A;

(ix)	interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(x)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xi)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xii)
adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non‑U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non‑United States jurisdictions.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
(b)Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with applicable exchange rules or applicable law.
(c)Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b‑3; and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.
(d)Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.
Section 4.Shares Available for Awards
(a)Shares Available.

(i)	Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 5,000,000, plus

(ii)
any Shares subject to any outstanding award under the Prior Plans that, after April 29, 2020, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.

(iii)
On and after shareholder approval of this Plan, no awards shall be granted under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.

The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. When determining the Shares added to and subtracted from the aggregate reserve above, the number of Shares added or subtracted shall be also determined in accordance with the Share counting rules described in Section 4(b) below.
(b)Counting Shares. Except as set forth in this Section 4(b) below, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. With respect to any Full Value Award, the number of Shares available for Awards under the Plan shall be reduced by 2.23 Shares for each Share covered by the Full Value Award.

(i)
Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)
Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section 4(b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock‑settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii)	Cash‑Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)
Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑up, spin‑off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)Award Limitations Under the Plan.

(i)
Annual Limitations for Awards Granted to Eligible Employees Other Than Non‑Employee Directors. No Eligible Person who is an employee, officer, consultant, independent contractor or advisor may be granted any Award or Awards for more than 500,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(ii)
Annual Limitation for Awards Granted to Non‑Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $500,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Section 5.Eligibility
Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full‑time or part‑time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6.Awards
(a)Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than ten (10) years from the date of grant.

(iii)
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.

(A)	Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.

(B)
Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)
The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)
All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)
Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D)
The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)
Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
(c)Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the

Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service‑based and performance‑based conditions (subject to the minimum requirements in Section 6). Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

(ii)
Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book‑entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book‑entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d)Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying any other Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied, waived or lapsed.
(e)Other Stock‑Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option‑like exercise feature.
(f)General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)
Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S‑8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(iii)	Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the

Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(iv)
Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re‑pricing of any previously granted “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock‑Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(v)
Minimum Vesting. Except as provided below, no Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one (1) year following the date of grant (or, in the case of vesting based upon performance based objectives, exercise and vesting restrictions cannot lapse earlier than the one (1) year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions upon a change in control or upon the Participant’s separation from service due to death or disability. Notwithstanding the foregoing, the following Awards that do not comply with the one (1) year minimum exercise and vesting requirements may be issued:

(A)
substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(B)
shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year;

(C)
Awards issued to non-employee Directors that provide for a right of exercise or lapse of any vesting obligations no earlier than the next annual shareholder meeting date following the grant date, so long as the next annual shareholder meeting date is at least fifty (50) weeks after the immediately preceding annual meeting date; and

(D)
any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of the Plan apply.

Nothing in this Section 6 shall limit the authority of the Committee to amend or modify any Award to accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 6(f)(vi).

(vi)
Limits on Acceleration or Waiver of Restrictions Upon Change in Control. No Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

(vii)
Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short‑term deferral exemption or otherwise.

Section 7.Amendment and Termination; Corrections
(a)Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)
subject to the limitations in Section 6, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)
make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv)	amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.
For greater certainty and except as provided in Section 4(c), prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(I)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(II)	increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(III)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;

(IV)
permit the award of Options or Stock Appreciation Rights at a price less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(V)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or

(VI)	increase the number of shares subject to the annual limitations contained in Section 4(d) of the Plan.
(b)Corporate Transactions. In the event of any reorganization, merger, consolidation, split‑up, spin‑off, combination, plan of arrangement, take‑over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6 (e.g., limitations on re‑pricing and waiver of vesting restrictions), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)
either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)
that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.
(c)Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.
Section 8.Income Tax Withholding
In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) by any other means set forth in the applicable Award Agreement.

Section 9.General Provisions
(a)No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b)Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(c)Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d)No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.
(e)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
(f)No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(g)Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
(h)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j)Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.
(k)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 10.Clawback or Recoupment
All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback or recoupment policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.
Section 11.Effective Date of the Plan
The Plan was adopted by the Board on March 3, 2020. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on April 29, 2020, and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plans, but all outstanding awards previously granted under the Prior Plans shall remain outstanding and subject to the terms of the Prior Plans.
Section 12.Term of the Plan
No Award shall be granted under the Plan, and the Plan shall terminate on March 3, 2030 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

DELUXE CORPORATION
3680 VICTORIA STREET NORTH
SHOREVIEW, MINNESOTA 55126

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DLX2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 28, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D01195-P32934

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DELUXE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ronald C. Baldwin
02) William C. Cobb
03) C.E. Mayberry McKissack
04) Barry C. McCarthy
05) Don J. McGrath
06) Thomas J. Reddin
07) Martyn R. Redgrave
08) John L. Stauch
09) Victoria A. Treyger

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D01196-P32934

DELUXE CORPORATION

This proxy is solicited by the Board of Directors

The undersigned appoints Barry C. McCarthy and Jeffrey L. Cotter as proxies (the "Named Proxies"), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the other side of this proxy card, all shares of common stock of Deluxe Corporation held of record by the undersigned on March 2, 2020, at the annual meeting of shareholders to be held on April 29, 2020, and at any adjournment thereof.

This proxy, when properly executed, will be voted as designated on the other side. If no choice is specified, this proxy will be voted "FOR" the nominees, and "FOR" the proposals set forth in Items 2, 3 and 4. Also, by signing this proxy, you revoke all prior proxies and authorize the above Named Proxies to vote in their discretion upon such other business as may properly come before the meeting. Deluxe Corporation anticipates that no other business will be conducted at the meeting. The undersigned hereby acknowledges receipt of the proxy statement for the annual meeting of shareholders.

Continued and to be signed on reverse side